                                                                     EXHIBIT 4.2











                      AMENDED AND RESTATED CREDIT AGREEMENT


                          DATED AS OF NOVEMBER 17, 2000


                                      AMONG


                           ROBIN HOOD MULTIFOODS INC.,


                         VARIOUS FINANCIAL INSTITUTIONS


                                       AND


                  CANADIAN IMPERIAL BANK OF COMMERCE, AS AGENT

  ARTICLE 1  INTERPRETATION
  1.1        Definitions................................................................1
  1.2        Accounting Terms...........................................................8
  1.3        Currency...................................................................8
  1.4        References.................................................................8
  1.5        Schedules..................................................................8

  ARTICLE 2  THE CREDITS
  2.1        Establishment of the Credits...............................................9
  2.2        Purpose of the Credits....................................................10
  2.3        Pro Rata Accommodation....................................................10
  2.4        Accommodation.............................................................10
  2.5        Drawdown under the Credits................................................11
  2.6        Rollovers and Switches of Accommodation...................................11
  2.7        Disbursement of Loans.....................................................12
  2.8        Bankers' Acceptances......................................................12
  2.9        Cancellation of Commitment................................................12
  2.10       Term Date.................................................................12

  ARTICLE 3  PRIME RATE LOANS, U.S. BASE RATE LOANS AND LIBOR LOANS
  3.1        Evidence of Indebtedness..................................................15
  3.2        Notes.....................................................................15
  3.3        Overdrafts................................................................15
  3.4        Interest..................................................................15
  3.5        Payment of Interest.......................................................16
  3.6        Calculation of Interest...................................................16
  3.7        Maximum Rate of Return....................................................16
  3.8        Interest Act..............................................................17

  ARTICLE 4  BANKERS' ACCEPTANCES
  4.1        General...................................................................18
  4.2        Stamping Fee..............................................................18
  4.3        Acceptance................................................................18
  4.4        Provisions on Default.....................................................18
  4.5        Presigned Drafts..........................................................19
  4.6        Attorney in Fact..........................................................19
  4.7        Unavailability............................................................19

  ARTICLE 5  GENERAL PROVISIONS RELATING TO LIBOR LOANS
  5.1        General...................................................................20
  5.2        Early Termination of LIBOR Periods........................................20
  5.3        Inability to Make LIBOR Loans.............................................20
  5.4        Changes in Circumstances..................................................21

  5.5        Indemnity.................................................................21

  ARTICLE 6  LETTERS OF CREDIT AND LETTERS OF GUARANTEE
  6.1        Conditions Precedent to Issuance..........................................22
  6.2        Issuance Fees.............................................................22
  6.3        Payments Pursuant to Letters of Credit and Letters of Guarantee...........22
  6.4        Provision Upon Default....................................................22

  ARTICLE 7  FORWARD EXCHANGE CONTRACTS AND INTEREST RATE SWAPS
  7.1        Forward Exchange Contracts................................................23
  7.2        Interest Rate Swaps.......................................................23

  ARTICLE 8  REPAYMENT AND PREPAYMENT
  8.1        Repayment.................................................................24
  8.2        Prepayment................................................................24
  8.3        Capital Adequacy, etc.....................................................24
  8.4        No Set-Off or Counterclaim................................................25
  8.5        Withholding Taxes: Gross-up...............................................25
  8.6        Currency of Repayment.....................................................26
  8.7        General...................................................................26

  ARTICLE 9  GUARANTEE
  9.1        Guarantee.................................................................27

  ARTICLE 10 REPRESENTATIONS AND WARRANTIES
  10.1       Representations and Warranties of the Borrower............................28

  ARTICLE 11 COVENANTS
  11.1       Covenants of the Borrower.................................................30

  ARTICLE 12 EVENTS OF DEFAULT
  12.1       Events of Default.........................................................33
  12.2       Acceleration..............................................................34
  12.3       Remedies Cumulative.......................................................35
  12.4       Availability of Accommodation after Demand or Default; Appropriation......35
  12.5       Non-Merger................................................................36
  12.6       Currency Indemnity........................................................36

  ARTICLE 13 CONDITIONS PRECEDENT TO ACCOMMODATION
  13.1       General...................................................................37
  13.2       Opinion of Lenders' Counsel...............................................38
  13.3       Prior Agreement...........................................................38

  ARTICLE 14 THE AGENT
  14.1       Appointment...............................................................39
  14.2       Delegation of Duties......................................................39
  14.3       Indemnity.................................................................39
  14.4       Exculpation...............................................................40
  14.5       Reliance..................................................................40
  14.6       Exchange of Information...................................................41
  14.7       The Agent, Individually...................................................41
  14.8       Resignation...............................................................41
  14.9       Meetings of Lenders.......................................................42
  14.10      Provisions for Benefit of Lenders Only....................................42
  14.11      Arrangements for Repayment of Accommodation...............................42
  14.12      Repayment by Lenders to Agent.............................................43
  14.13      Lender Credit Decision....................................................43

  ARTICLE 15 MISCELLANEOUS
  15.1       Payments to the Lenders...................................................44
  15.2       Fees and Expenses.........................................................44
  15.3       Borrower Indemnification..................................................44
  15.4       Fees Related to the Credit................................................45
  15.5       Amendment, Waiver, etc....................................................46
  15.6       Further Assurances........................................................46
  15.7       Dealings by Agent and Lenders.............................................47
  15.8       Notices...................................................................47
  15.9       Assignment and Participations.............................................48
  15.10      Survival..................................................................49
  15.11      Successors and Assigns....................................................50
  15.12      Governing Law.............................................................50
  15.13      Severability..............................................................50
  15.14      Entire Agreement..........................................................50
  15.15      Counterparts..............................................................50

                  AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AGREEMENT, dated as of November 17, 2000 is made by and among ROBIN HOOD MULTIFOODS INC. and the parties named as Lenders on the execution pages hereof and the financial institutions which from time to time pursuant to and in accordance with the provisions hereof have entered into a Lenders' Acknowledgement and become parties hereto as Lenders (collectively, the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, as AGENT for the Lenders.

         THIS AGREEMENT amends and restates the Credit Agreement dated as of May 30, 1996 between Robin Hood Multifoods Inc., Multifoods Inc., the Lenders and the Agent as amended from time to time (the "Prior Agreement").

         WHEREAS the parties wish to amend certain terms of the credit facilities established pursuant to the Prior Agreement.

         THEREFORE it is agreed by the parties as follows:


                                   ARTICLE 1

                                 INTERPRETATION


1.1      DEFINITIONS

         In this Agreement, including the recitals, unless the context otherwise requires:

         "ACCOMMODATION" means accommodation obtained under the Credits by way of Prime Rate Loans, Bankers' Acceptances, LIBOR Loans, U.S. Base Rate Loans, Letters of Credit, Letters of Guarantee, Forward Exchange Contracts, Interest Rate Swaps, Overdrafts or any permitted combination thereof;

         "AGENT" means (i) Canadian Imperial Bank of Commerce, or (ii) such other Lender as shall be appointed as the successor Agent pursuant to Section 14.8, and (iii) for the purposes of the Swing Line Credit means the Swing Line Lender;

         "BANKERS' ACCEPTANCE" means a draft of the Borrower denominated in Canadian Dollars which has been accepted by a Lender as described in Article 4 of this Agreement;

         "BANKERS' ACCEPTANCE RATE" means, with respect to a Schedule I Lender, the Discount Rate of such Lender and, with respect to a Lender which is not a Schedule I Lender, the lower of (i) the Discount Rate of such Lender and (ii) the average of the Discount Rates of the Schedule I Lenders plus
 .10% per annum;

         "BORROWER" means Robin Hood Multifoods Inc.;

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                                      -2-

         "BUSINESS DAY" means (i) any day, other than a Saturday or Sunday, on which Canadian chartered banks are open for business in Toronto, Canada and (ii) in the case of any determination to be made in respect of a LIBOR Loan, a day which is otherwise a Business Day under clause (i) above and on which dealings are carried out in the London Interbank Market and banks operating in such market are generally open for business in London, England;

         "CANADIAN DOLLARS", "CDN. DOLLARS" and "$CDN." mean lawful currency of Canada;

         "CDN. DOLLAR AMOUNT" means at any time with respect to outstanding Accommodation, the aggregate of (i) the amount in Cdn. Dollars of all such Accommodation that is denominated in Cdn. Dollars and (ii) the Cdn. Dollar Exchange Equivalent at such time of such Accommodation that is denominated in a currency other than Cdn. Dollars;

         "CDN. DOLLAR EXCHANGE EQUIVALENT" means, with reference to any amount (the "original amount") expressed in any currency (the "original currency"), the amount expressed in Cdn. Dollars which the Lender would be required to pay in Toronto on the date specified using the Bank of Canada noon rate for such date (or if no date is specified on the date when such amount is being determined) in order to purchase the original amount of the original currency in accordance with the Lender's usual foreign exchange practice;

         "CDOR" means the rate quoted by the Agent for the Agent's 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, provided that if such rate does not appear on the Reuters Screen CDOR Page at such time on such date, the rate for such date will be the average of the Bankers' Acceptance Rates of the Schedule I Banks which are Lenders for 30 day Canadian Dollar bankers' acceptances at such time and on such date;

         "CLEARING HOUSE" means The Canadian Depository for Securities Limited, or such alternate clearing house within the meaning of the DEPOSITORY BILLS AND NOTES ACT (Canada) as may be agreed upon by the Borrower and the Lenders;

         "COMMITMENT" means, with reference to any Lender, the amount of Credit A which that Lender has severally agreed to make available to the Borrower as initially set out opposite that Lender's name on the execution pages of this Agreement or, in the case of a Lender which has executed a Lender's Acknowledgement, opposite the Lender's name on the Lender's Acknowledgement, all as may be adjusted in accordance with this Agreement;

         "CREDIT A" means the revolving credit established in Article 2.1(1);

         "CREDITS" means Credit A and the Swing Line Credit;

         "DEFAULT" means any event that with the giving of notice or the passage of time, or both, would be an Event of Default;

         "DESIGNATED ACCOUNT" means Account No. 0921416 @ Transit #2 (Agent suspense account) maintained by the Agent at its Main Branch, Commerce Court, Toronto, Ontario;

         "DISCOUNT RATE" means in respect of any Bankers' Acceptance, the discount rate quoted by the principal office of the applicable Lender at approximately 10:00 a.m. (Toronto time) (or such other time as may be practicable for the determination of the Discount Rate) as the discount rate at which such Lender would purchase Bankers' Acceptances accepted by such Lender and with a term to maturity the same as the applicable Bankers' Acceptance on the date of the applicable grant of Accommodation;

         "DOCUMENTS" means this Agreement, the Notes and all other documents delivered pursuant to this Agreement including the Guarantee;

         "ELIGIBLE ASSIGNEE" means a bank, trust company, other financial institution organized under the laws of Canada or any province thereof having a rating of A or better by S&P;

         "EURODOLLARS" means U.S. Dollars which are freely convertible, transferable and dealt with in or on the London Interbank Eurodollar Market;

         "EVENT OF DEFAULT" means an event specified in 12.1;

         "FACILITY FEE" means the facility fee relative to Credit A and the Swing Line Credit and referred to in Section 15.4(a);

         "FORWARD EXCHANGE CONTRACT" means a forward exchange contract purchased on behalf of the Borrower under the Swing Line Credit and pursuant to Section 7.1;

         "GUARANTEE" means the guarantee referred to in Section 9.1;

         "GUARANTOR" means International Multifoods Corporation;

         "GUARANTOR'S COMMON STOCKHOLDERS' EQUITY" means the common stockholders' equity of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP;

         "GUARANTOR'S COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Schedule I;

         "GUARANTOR'S EARNINGS BEFORE INCOME TAX" means, for any period, total pre-tax earnings from the continuing and discontinued operations of the Guarantor and its Subsidiaries, as determined for such period in accordance with U.S. GAAP on a consolidated basis.

         "GUARANTOR'S FIXED CHARGE COVERAGE" means the quotient of:

             (a) the consolidated sum of (i) net interest expense (meaning interest expense reduced by capitalized interest and interest income), (ii) minimum rentals for operating leases of the Guarantor and its consolidated Subsidiaries and (iii) Guarantor's Earnings Before Income Tax (exclusive of unusual or nonrecurring non-cash items), DIVIDED BY

             (b) the consolidated sum of net interest expense (meaning interest expense reduced by capitalized interest and interest income) and minimum rentals for operating leases of the Guarantor and its consolidated Subsidiaries;

         "GUARANTOR'S NET WORTH" means the Guarantor's Common Stockholders' Equity plus (i) any preferred stock of the Guarantor, as set forth on a consolidated balance sheet of the Guarantor, and (ii) the lesser of (A) the outstanding amount of any guarantee of an obligation given by the Guarantor or any Subsidiary of the Guarantor to a lender to a trust holding assets of any employee benefit plan of the Guarantor or any Subsidiary of the Guarantor for the purpose of allowing such trust to borrow monies, which amount has been reflected on the consolidated balance sheet of the Guarantor as a reduction of common stockholders' equity, or (B) two-thirds of the value of any stock held by such trust securing such obligation of the trust. The value of a share of common stock (par value ten cents (U.S. Dollars) per share) of the Guarantor at any point in time shall be the average closing price of a share of such common stock on the New York Stock Exchange, Inc. (or its successor) for the 90-day period immediately preceding the date of determination;

         "GUARANTOR'S TOTAL CAPITALIZATION" means, at any time, the sum of Guarantor's Total Indebtedness and the Guarantor's Net Worth. For the purposes of computing the Guarantor's Total Capitalization, any decrease since August 26, 2000 to the Guarantor's Common Stockholders' Equity as a component of the Guarantor's Net Worth resulting from a non-recurring non-cash charge in connection with the write-off of goodwill and other intangibles shall be added back to the Guarantor's Common Stockholders' Equity;

         "GUARANTOR'S TOTAL INDEBTEDNESS" means, at any time, total indebtedness for monies borrowed by the Guarantor or any of its Subsidiaries as such items appear on the consolidated balance sheet of the Guarantor and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP ("Debt").

         "INTEREST RATE SWAPS" means interest rate swap agreements obtained pursuant to Section 7.2;

         "LENDER'S ACKNOWLEDGEMENT" means a document substantially in the form of Schedule "A";

         "LENDERS" means the financial institutions named as Lenders on the signature pages hereof or any other financial institution which has executed a Lender's Acknowledgement and where applicable means or includes the Swing Line Lender and "Lender" means any one of them;

         "LETTER OF CREDIT" means a letter of credit issued by the Swing Line Lender under the Swing Line Credit on behalf of the Borrower pursuant to
Article 6;

         "LETTER OF GUARANTEE" means a letter of guarantee issued by the Swing Line Lender under the Swing Line Credit on behalf of the Borrower pursuant to Article 6;

         "LIBOR LOAN" means a borrowing of Eurodollars under the Swing Line Credit;

         "LIBOR PERIOD" means a period of 1, 2, 3 or 6 months or such other period as the Borrower and the Swing Line Lender may mutually agree, and readily available in the London Interbank Eurodollar Market. If any LIBOR period ends on a day which is not a Business Day, such LIBOR Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in the following month in which event such LIBOR Period shall end on the immediately preceding Business Day;

         "LIBOR RATE" means, with respect to any LIBOR Loan, the rate of interest per annum at which deposits of U.S. Dollars in a principal amount substantially similar to the principal amount in respect of which such determination is being made and for delivery on the first day of and for the same number of days as are comprised in the LIBOR Period in respect of which such determination is being made are offered by prime banks in the London Interbank Eurodollar Market to the Swing Line Lender at 11:00 a.m., London time, on the second Business Day preceding the first day of such LIBOR Period;

         "MATURITY DATE" means, at any time, the date falling two years after the Term Date;

         "MEMBER" means a Lender which has entered into a contract of membership with the Clearing House;

         "MOODY'S" means Moody's Investors Services, Inc. or any successor thereto;

         "MULTIFOODS CREDIT AGREEMENT" means the Credit Agreement dated as of October 24, 2000 among International Multifoods Corporation, various financial institutions, Sun Trust Bank, as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, and as for the purpose of this Agreement any other amendments made from time to time to the Multifoods Credit Agreement which are accepted by the Required Lenders;

         "NOTE" means a grid note of the Borrower in favour of a Lender in substantially the form of Schedules B, C or D as applicable;

         "NOTICE OF BORROWING" means a notice of the Borrower in substantially the form of Schedule E;

         "NOTICE OF ROLLOVER/SWITCH" means a notice of the Borrower in substantially the form of Schedule F;

         "OVERDRAFTS" means Prime Rate Loans and U.S. Base Rate Loans obtained under the Swing Line Credit in order to meet a drawing upon any account of the Borrower with the Swing Line Lender and for which no Notice of Borrowing is required under Section 2.5 and "Overdraft" means any such loan;

         "PERSON" means an individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof, or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual;

         "PRELIMINARY DATE" means, at any time, the date falling six months prior to the Term Date;

         "PRICING GRID" means Schedule G as such schedule may be amended from time to time;

         "PRIME INTEREST RATE" means at any time the greater of (i) the then existing rate of interest per annum that is the rate of interest per annum from time to time declared by the Agent as its prime interest rate for commercial loans in Canada that are denominated in Canadian Dollars and (ii) the then applicable CDOR plus 1/2% per annum;

         "PRIME RATE LOAN" means a borrowing under the Credits that bears interest at a rate based on the Prime Interest Rate;

         "RATING LEVEL" means at any time the Level set forth in the table below opposite the then-current rating for the senior unsecured non-credit-enhanced long-term debt of the Guarantor by Moody's or S&P, whichever results in the numerically higher (one being highest) Level; provided that (i) if there is a numerical difference of two or more Levels between the Moody's rating and the S&P rating, the then-applicable Rating Level shall be one Level below the higher of such Levels; and (ii) if at any time there is no Moody's Rating and no S&P Rating, the Rating Level shall be Level VI.

                  LEVEL         MOODY'S RATING         S&P RATING
                  -----         --------------         ----------
                  I                A2 or better        A or better
                  II               A3                  A-
                  III              Baa1                BBB+
                  IV               Baa2                BBB
                  V                Baa3                BBB-
                  VI               less than Baa3      less than BBB-

                  The Rating Level shall change two days after any applicable change in rating by Moody's or S&P;

         "REQUIRED LENDERS" means, at any time at least two Lenders whose Commitments, which for this purpose includes the Swing Line Lender with respect to the Swing Line Commitment, aggregate at least 51% of all of the Commitments and the Swing Line

Commitment; provided that the Commitment or Swing Line Commitment of any Lender or the Swing Line Lender which is in default under this Agreement and such Lender or Swing Line Lender, as the case may be, shall not be included in the calculation of Required Lenders;

         "RESPONSIBLE OFFICER" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of the Guarantor;

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto;

         "STAMPING FEE" means the fee referred to in Section 4.2;

         "SUBSIDIARY" of a Person means any corporation of which more than 50% of the Voting Shares are beneficially owned for the time being, directly or indirectly, by the Person and includes a Subsidiary of any Subsidiary;

         "SWING LINE CREDIT" means the revolving credit established in
Section 2.1(2);

         "SWING LINE COMMITMENT" means the amount of the Swing Line Credit which the Swing Line Lender has agreed to make available to the Borrower as set out in Section 2.1(2) and opposite the Swing Line Lender's name on the execution pages of this Agreement;

         "SWING LINE LENDER" means Canadian Imperial Bank of Commerce in its capacity as swing line lender or any successor and assign in such capacity;

         "TERM DATE" means the date falling 364 days after the date of this Agreement, as such date may be extended from time to time pursuant to Section 2.10;

         "U.S. BASE RATE" means the rate of interest per annum from time to time declared by the Swing Line Lender as its U.S. Base Rate for U.S. Dollar commercial loans in Canada;

         "U.S. BASE RATE LOAN" means a borrowing under the Swing Line Credit in U.S. Dollars which bears interest at a rate based on the U.S. Base Rate;

         "U.S. DOLLARS" and "$U.S." mean lawful currency of the United States of America;

         "U.S. GAAP" means generally accepted accounting principles in effect in the United States of America as the same may be amended from time to time;

         "UTILIZATION FEE" means the utilization fee relative to Credit A and the Swing Line Credit and referred to in Section 15.4(c);

         "UTILIZATION RATE" means, at any time, the percentage that (i) the aggregate of all Accommodation outstanding under this Agreement, is of (ii) the aggregate of the Commitments and the Swing Line Commitment; and

         "VOTING SHARES" means shares of any class carrying voting rights exercisable for the time being.

1.2      ACCOUNTING TERMS

         All accounting terms not otherwise defined in this Agreement have the meanings assigned to them by U.S. GAAP.

1.3      CURRENCY

         Unless otherwise specified in this Agreement, all statements of, or references to, dollar amounts (without further description) shall mean Canadian Dollars. All financial statements delivered pursuant to this Agreement will be in U.S. Dollars.

1.4      REFERENCES

         Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Paragraphs, Articles and Schedules are to Sections, Paragraphs, Articles and Schedules of this Agreement. The words "hereto", "herein", "of this Agreement", "under this Agreement" and similar expressions mean and refer to this Agreement. This "Agreement" includes the Agreement and the Schedules hereto, as amended from time to time by means of a Lender's Acknowledgement or by written agreement among the parties hereto.

1.5      SCHEDULES

         The Schedules forming part of this Agreement are as follows:

                  Schedule A   -    Lender's Acknowledgement
                           B   -    Note for Prime Rate Loans
                           C   -    Note for U.S. Base Rate Loans
                           D   -    Note for LIBOR Loans
                           E   -    Notice of Borrowing
                           F   -    Notice of Rollover/Switch
                           G   -    Pricing Grid
                           H   -    Guarantee
                           I   -    Guarantor's Compliance Certificate
                           J   -    Opinion of Counsel for the Borrower
                           K   -    Opinion of Counsel for the Guarantor

                                   ARTICLE 2

                                   THE CREDITS


2.1      ESTABLISHMENT OF THE CREDITS

(1)      CREDIT A:

         Subject to the terms of this Agreement (including the restrictions contained in this Article), each Lender hereby severally agrees to make Accommodation available to the Borrower on a revolving basis prior to the Term Date and thereafter on a non-revolving basis, provided that the amount of the Accommodation made by any Lender shall not at any time exceed its Commitment from time to time and the total Accommodation outstanding under Credit A, shall not at any time exceed $105,000,000.

(2)      SWING LINE CREDIT

         Subject to the terms of this Agreement (including the restrictions contained in this Article), the Swing Line Lender hereby agrees to make Accommodation available to the Borrower on a revolving basis prior to the Term Date and on a non-revolving basis thereafter, provided that the total Accommodation outstanding under the Swing Line Credit shall not at any time exceed $10,000,000.

(3)      ACCOMMODATION UNDER THE CREDITS:

         Subject to the terms of this Agreement, the Borrower may from time to time at its option obtain the following types of Accommodation:

                  Credit A:                    - Prime Rate Loans
                                               - Bankers' Acceptances

                  Swing Line Credit:           - Prime Rate Loans
                                               - Bankers' Acceptances
                                               - LIBOR Loans
                                               - U.S. Base Rate Loans
                                               - Letters of Credit
                                               - Letters of Guarantee
                                               - Forward Exchange Contracts
                                               - Interest Rate Swaps
                                               - Overdrafts

2.2      PURPOSE OF THE CREDITS

         Accommodation obtained under the Credits shall be used for the general corporate purposes of the Borrower and for no other purpose and, for greater certainty, shall not be used to fund a hostile take-over bid.

2.3      PRO RATA ACCOMMODATION

(1) CONTEMPORANEOUS ACCOMMODATION: All Accommodation under Credit A requested in a Notice of Borrowing shall be made available contemporaneously by the Lenders in the same proportions and types of Accommodation as their respective Commitments, subject to the maximum Commitment of each Lender; however, the Agent shall be entitled at any time to request Accommodation from the Lenders otherwise than in accordance with their respective Commitments to round off drafts presented by the Borrower to the nearest $100,000 in which case the proportion but not the maximum amount of the Commitment by a Lender to accept drafts presented by the Borrower shall be increased if necessary to ensure that the total Accommodation requested is made available and the relative positions of the Lenders shall be readjusted in accordance with their respective Commitments at the earliest possible opportunity by the Agent. No Lender shall be responsible for any default by any other Lender in its obligation to make its proportionate share of requested Accommodation available nor shall the Commitment of any Lender be increased as a result of the default by any other Lender in its obligation to make Accommodation available, except as provided in Subsection 2.3(2).

(2) FAILURE TO ADVANCE ACCOMMODATION: In the event that any Lender fails to make available its portion of any Accommodation as required, the Agent shall forthwith give notice thereof to each of the other Lenders, and any other Lender, on notice to the Borrower, the Agent and the other Lenders and acknowledgement by the Agent, may advance to the Borrower the amount (or if more than one Lender so elects, its pro rata share of the amount based on the Commitments of the electing Lenders) of the failing Lender's portion of the Accommodation. Upon the making of such advance, the Lender or Lenders making the advance shall have the right to forthwith recover the same from the failing Lender or, if required by any Lender making the advance, the Lenders, the Agent and the Borrower shall enter into such documentation, in form and substance satisfactory to the parties, as may be appropriate to evidence the adjustment of the Commitments of the Lenders necessitated by the advance made by such Lender(s).

(3) Nothing in this Agreement shall be deemed to relieve any Lender from its obligation to fulfil its Commitment or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

2.4      ACCOMMODATION

(1) UTILIZATION: Subject to the terms of this Agreement, the Borrower shall have the right at all times to determine the manner and proportions in which it will utilize the different types of Accommodation available under the Credits. The Borrower may at its option, until the applicable Credit has been cancelled or repaid in full, rollover or switch its method(s) of utilizing such Credit, provided that all such rollovers or switches shall involve at least $3,000,000 with respect to Credit A and at least $1,000,000 with respect to the Swing Line Credit and no rollover or switch out of Bankers' Acceptances under either Credit shall be made except upon the maturity of a corresponding amount of Bankers' Acceptances.

(2) FORM OF ACCOMMODATION LIMITATION: The Borrower shall not be permitted to have outstanding at any one time under Credit A, Bankers' Acceptances with more than 10 different dates of maturity.

2.5      DRAWDOWN UNDER THE CREDITS

(1) NOTICE OF BORROWING: The Borrower shall deliver to the Agent, in accordance with the following schedule, a Notice of Borrowing prior to each proposed draw under either Credit:

TYPE OF ACCOMMODATION                     NOTICE REQUIRED
                          If Equal to or Less           If More than $15,000,000
                          than $15,000,000
Prime Rate Loans          Same Day                      1 Business Day
Bankers' Acceptances      1 Business Day                2 Business Days
U.S. Base Rate Loans      Same Day                      1 Business Day
LIBOR Loans               3 Business Days               3 Business Days

         No Notice of Borrowing will be required with respect to Overdrafts obtained under the Swing Line Credit.

         The Notice of Borrowing shall be delivered to the Agent prior to 11:00 a.m. Toronto time on the date that the Notice of Borrowing is required. A Notice of Borrowing delivered after that time shall be deemed to have been delivered on the next Business Day.

(2) ACTIONS OF AGENT: On receipt of the Notice of Borrowing requesting a grant of Accommodation under Credit A, the Agent shall promptly notify by telecopy each Lender of (a) the proposed draw, (b) the proportionate amount and type of Accommodation to be made available by such Lender, and (c) the information relating to the Designated Account to which the proceeds of any Prime Rate Loan or Bankers' Acceptance advance is to be credited.

2.6      ROLLOVERS AND SWITCHES OF ACCOMMODATION

(1) TIMING OF NOTICES: Prior to a proposed switch or rollover of Accommodation, the Borrower shall deliver to the Agent a Notice of Rollover/Switch. The Notice of Rollover/Switch shall be delivered to the Agent within the same time periods as Notices of Borrowing are required to be delivered to the Agent pursuant to Subsection 2.5(1) of this Agreement.

(2) ACTIONS OF AGENT: On receipt of a Notice of Rollover/Switch relating to a grant of Accommodation under Credit A, the Agent shall promptly notify by telecopy each Lender of (a) the proposed rollover/switch, (b) the proportionate amount and type of Accommodation to be made available by such Lender under Credit A on the rollover/switch date, and (c) the information relating to the Designated Account to which the proceeds of any Prime Rate Loan or Bankers' Acceptance advance to be effected on the rollover/switch date are to be credited.

(3) FAILURE TO PROVIDE NOTICE OF ROLLOVER/SWITCH: In the event that the Borrower does not provide the Agent with the required Notice of Rollover/Switch in accordance with Subsection 2.6(1) for any rollover/switch of Accommodation, then such Accommodation shall be switched to a Prime Rate Loan for any amounts outstanding on the rollover/switch date.

2.7      DISBURSEMENT OF LOANS

         Each Prime Rate Loan, U.S. Base Rate Loan and LIBOR Loan shall be made by each applicable Lender crediting the applicable funds to the appropriate Designated Account in same day funds on the applicable drawdown, rollover or switch date.

2.8      BANKERS' ACCEPTANCES

         All Bankers' Acceptances to be accepted by the Lenders shall be obtained through the Agent. Each Lender agrees to purchase at the applicable Bankers' Acceptance Rate each such Bankers' Acceptance accepted by it and to provide to the Agent for the account of the Borrower the discounted proceeds less the Stamping Fee. A Lender may hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it in accordance with the terms of this Agreement.

2.9      CANCELLATION OF COMMITMENT

         The Borrower may at any time during which there is no outstanding Notice of Borrowing, by written notice to the Agent, cancel any undrawn portion of the Lenders' aggregate Commitments or the Swing Line Commitment as of the date specified in the written notice and, in which case, (a) the Commitment of each Lender shall be reduced by an amount which equals that proportion of the sum so specified by the Borrower that such Lender's Commitment is of the original amount of Credit A or (b) the Swing Line Commitment shall be reduced by the amount specified in the written notice, as applicable.

2.10     TERM DATE

(1) The right of the Borrower to obtain further Accommodation under Credit A and the Swing Line Credit shall be automatically terminated on the Term Date, after which time all outstanding Accommodation shall remain available on a non-revolving basis and all undrawn Commitments and the undrawn Swing Line Commitment shall be cancelled.

(2) In each year, no less than 30 days and no more than 60 days prior to the Preliminary Date then in effect, the Borrower may deliver to the Agent a written notice requesting an extension of the Term Date for a further period of six months from the Term Date then in effect and the Agent will promptly deliver a copy of such notice to each Lender.

(3) In each year, no less than 60 days and no more than 90 days prior to the Term Date then in effect, the Borrower may deliver to the Agent a written notice requesting an extension of the Term Date for a further period of 364 days from the Term Date then in effect and the Agent will promptly deliver a copy of such notice to each Lender.

(4) The Lenders, after a review of a request for extension received pursuant to Section 2.10(2) or (3), may in their sole discretion agree to such extension (each such Lender being an "EXTENDING LENDER") or refuse such extension (each such Lender being a "NON-EXTENDING LENDER"). The Lenders will have 30 days to consider such request and within a further 5 days after the Lenders have notified the Agent of whether or not they agree to such extension, the Agent will so notify the Borrower.

(5) Extensions of the Term Date will be made only upon the agreement of all Lenders; provided, however, that if such unanimity is not achieved but Extending Lenders comprise Required Lenders, then the Borrower may at its option (by no later than the expiry of the Term Date then in effect):

             (a) cause the Non-Extending Lenders to assign their Commitments and Swing Line Commitment, as applicable, and rateable share of outstanding Accommodation:

                  (i) first, on a rateable basis to Extending Lenders wishing to increase their Commitments; provided that the Swing Line Commitment may be assigned to one Lender only, as applicable; and

                  (ii) second, to the extent the existing Extending Lenders do not so increase their Commitments or Swing Line Commitments, as applicable, to new financial institutions selected by the Borrower and acceptable to the Agent, acting reasonably; provided that the Swing Line Commitment may be assigned to one Lender only, and/or

             (b) repay to the Non-Extending Lenders their rateable share of outstanding Accommodation, including all interest, fees and other amounts owed by the Borrower to the Non-Extending Lenders under the Credit Documents, and continue the Commitments and Swing Line Commitment, as applicable, in the reduced amount equal to the aggregate Commitments and Swing Line Commitment of the Extending Lenders; and/or

             (c) term out the Non-Extending Lenders such that no further Borrowings shall be available from Non-Extending Lenders and all outstanding Accommodation owed by the Borrower to the Non-Extending Lenders hereunder will be repayable on the existing Maturity Date, or any combination thereof, whereupon the Credits will so continue and the Term Date will be extended six months or 364 days, as applicable, and the Borrower will have the right to request further extensions of the Term Date in subsequent years. If Extending Lenders do not comprise Required Lenders or the Borrower does not exercise the above options, then, the Term Date then in effect will not be extended and all outstanding Accommodation will be repayable on the existing Maturity Date.

(6) Where the Borrower has obtained a six month extension of the Term Date pursuant to this Section 2.10, the Borrower shall forthwith pay to each Extending Lender a fee equal to 0.02% of the aggregate of the Commitment and Swing Line Commitment of such Extending Lender.

                                   ARTICLE 3


     PRIME RATE LOANS, U.S. BASE RATE LOANS AND LIBOR LOANS


3.1      EVIDENCE OF INDEBTEDNESS

         Each Prime Rate Loan and each U.S. Base Rate Loan (not borrowed by way of Overdraft) and each LIBOR Loan and all payments on account of such borrowings shall be evidenced by a notation on a Note executed by the Borrower in favour of the applicable Lender.

3.2      NOTES

(1) RECORDING ON NOTE: The Borrower hereby authorizes each of the Lenders, and each of the Lenders agrees, to record on the appropriate Note held by it the amount of each advance made by it under the applicable Credit on account of a Prime Rate Loan, U.S. Base Rate Loan or LIBOR Loan as the case may be, to increase the balance owing under such Note accordingly and to record any payments made on account of advances evidenced by the Note.

(2) NOTE EVIDENCES BALANCE OWING: The Borrower acknowledges, confirms and agrees with each of the Lenders that all amounts recorded on the reverse side of any Note executed by the Borrower that is held by a Lender will constitute prima facie evidence of the balance owing under such Note (in the absence of manifest error). Each Lender agrees that on request it will give the Borrower written confirmation of all notations made by a Lender on any Note held by it, provided that the failure of any Lender to give such confirmation shall not impair the validity of any notation.

(3) REPLACEMENT NOTES: The Borrower agrees to execute and deliver to each of the Lenders such replacement Notes as may be requested from time to time and each Lender agrees to destroy or return the Note being replaced on receipt of a duly executed replacement Note.

3.3      OVERDRAFTS

         The Borrower may obtain Prime Rate Loans and U.S. Base Rate Loans by way of Overdrafts. The Borrower acknowledges, confirms and agrees with the Swing Line Lender that all accounts and records kept by the Swing Line Lender evidencing all Accommodation under the Swing Line Credit by way of Overdrafts and all other amounts owing from time to time by the Borrower to the Swing Line Lender under this Agreement will constitute prima facie evidence of the balance owing by the Borrower to the Swing Line Lender in the absence of manifest error; provided however, that the failure of the Swing Line Lender to make any entry or recording or any error in any entry or recording so made shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

3.4      INTEREST

(1) PRIME RATE LOANS: Each Prime Rate Loan shall bear interest, with interest on overdue interest in Cdn. Dollars, as well after as before default, demand and judgment at a variable rate per annum equal at all times to the Prime Interest Rate, such rate to be adjusted automatically without notice to the Borrower whenever there is a variation in the Prime Interest Rate, plus the rate set forth in the Pricing Grid.

(2) U.S. BASE RATE LOANS: Each U.S. Base Rate Loan shall bear interest, with interest on overdue interest in U.S. Dollars, as well after as before default, demand and judgment at a variable rate per annum equal at all times to the U.S. Base Rate, such rate to be adjusted automatically without notice to the Borrower whenever there is a variation in the U.S. Base Rate, plus the rate set forth in the Pricing Grid.

(3) LIBOR LOANS: Each LIBOR Loan shall bear interest, with interest on overdue interest in U.S. Dollars, as well after as before default, demand and judgment at the LIBOR Rate plus the rate set forth in the Pricing Grid.

3.5      PAYMENT OF INTEREST

         Interest on Prime Rate Loans and U.S. Base Rate Loans shall accrue daily and be payable monthly in arrears in accordance with the Agent's standard practice. Interest on LIBOR Loans shall accrue daily and be payable at the end of each LIBOR Period, provided that where the LIBOR Period exceeds 90 days, interest shall be payable every 90 days during the term of the LIBOR Period and on the last day of the LIBOR Period. If any payment falls due on a day which is not a Business Day, then such payment will be made on the next following Business Day.

3.6      CALCULATION OF INTEREST

         The parties agree that for the purpose of the Interest Act (Canada)
(a) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and (b) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

3.7      MAXIMUM RATE OF RETURN

         Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, R.S.C., 1985, C-46) payable under this Agreement exceed the effective annual rate of interest on the "Credit Advanced" (as defined in that section) lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provision of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lenders and the amount of such payment or collection shall be immediately refunded to the Borrower.

3.8      INTEREST ACT

         Interest on Prime Rate Loans, U.S. Base Rate Loans, LIBOR Loans and the Stamping Fees for Banker's Acceptances are each calculated on the basis of the actual number of days in which such Accommodation is outstanding divided by 365 in the case of Prime Rate Loans, U.S. Base Rate Loans and Bankers' Acceptances and by 360 in the case of LIBOR Loans. For the purposes of the Interest Act (Canada), such rates expressed as annual rates are equivalent to the rate specified in this Agreement multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 in the case of Prime Rate Loans, U.S. Base Rate Loans and Bankers' Acceptances and by 360 in the case of LIBOR Loans.

                                   ARTICLE 4

                              BANKERS' ACCEPTANCES

4.1      GENERAL

         Any draft tendered by the Borrower for acceptance by a Lender shall be payable in Canada, shall be for the minimum principal amount of $1,000,000 and in multiples of $100,000 thereafter, and shall have a term ending on a Business Day of not less than seven or more than 180 days provided any term which is less than 30 days shall be subject to availability, or such other term as may be agreed by all of the Lenders; provided that no term shall extend beyond the Maturity Date.

4.2      STAMPING FEE

         Upon presentation of a draft for acceptance under Credit A, the Borrower shall pay to the Lenders a stamping fee in Cdn. Dollars, calculated on the principal amount and for the term of the draft, at a rate per annum equal to the rate then applicable as set out in the Pricing Grid. Upon presentation of a draft for acceptance under the Swing Line Credit, the Borrower shall pay to the Swing Line Lender a stamping fee in Cdn. Dollars, calculated on the principal amount and for the term of the draft, at the rate set forth in the Pricing Grid.

4.3      ACCEPTANCE

         The Borrower shall provide for each of the Bankers' Acceptances at their respective maturities at the accepting Lender's main branch in the Canadian city where the draft is payable (provided that Bankers' Acceptances payable to the Clearing House shall be paid at the Clearing House), either by payment of the full principal amount thereof or by a rollover/switch pursuant to Section 2.6 hereof or by a combination of partial payment of the principal amount thereof and partial rollover/switch pursuant to Section 2.6 hereof. The Borrower will continue to be required to provide as aforesaid for each of the Bankers' Acceptances at maturity notwithstanding the fact that a Lender may be the holder of a Bankers' Acceptance accepted by such Lender. Any amount owing in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing shall be subject to the same terms as are applicable to Prime Rate Loans under the Credits, but be payable on demand.

4.4      PROVISIONS ON DEFAULT

         In the event that formal demand is made on the Borrower, pursuant to
Article 12, the Borrower shall forthwith pay to the Agent for proration amongst the relevant Lenders an amount equal to the aggregate principal amount of outstanding Bankers' Acceptances stamped by the Lenders on behalf of the Borrower less the amount of any prepaid but unearned interest. Such amount shall be held by the Agent for set-off against future indebtedness owing by the Borrower to such Lenders in respect of such Bankers' Acceptances.

4.5      PRESIGNED DRAFTS

         The Borrower shall supply each of the Lenders with such number of drafts executed on behalf of the Borrower by one or more of its officers as the Lenders may from time to time reasonably request and either payable to the Clearing House if such Lender is a Member or payable to the Borrower and endorsed in blank by the Borrower. The signatures of such officers may be mechanically reproduced in facsimile and such facsimile signatures shall be valid and binding on the Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signatures appears on any draft may no longer hold office at the date thereof or at the date of its acceptance by a Lender hereunder or at any time thereafter, any draft or Bankers' Acceptance signed as provided for in this Section shall be valid and binding on the Borrower. The Lenders will not be liable for their failure to accept drafts pursuant to this Agreement if such failure is, in whole or in part, due to the failure of the Borrower to provide drafts to the Lenders in accordance with this Section 4.5. The Lenders shall provide the Borrower on a timely basis with a sufficient number of drafts to be executed by the Borrower from time to time. The responsibility of each Lender in respect of the safekeeping of executed drafts which are delivered to it for acceptance hereunder shall be limited to the exercise of the same degree of care which the applicable Lender gives to its own property, provided that such Lender shall not be deemed to be an insurer thereof. The Borrower shall ensure that there is delivered to each Lender that is a Member, and each Lender is hereby authorized to release the Bankers' Acceptance accepted by it to the Clearing House (or to its custodian or the nominee of the Clearing House or of its custodian, which for greater certainty may be such Lender acting in such capacity) upon receipt of, confirmation that the Clearing House holds such Bankers' Acceptance for the account of the Lender.

4.6      ATTORNEY IN FACT

         To facilitate the procedures contemplated herein, the Borrower hereby irrevocably appoints each of the Lenders from time to time as the attorney-in-fact of the Borrower to execute, endorse and deliver on behalf of the Borrower drafts in the form or forms prescribed by such Lender.

4.7      UNAVAILABILITY

         If a Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and so notifies the Borrower, that a market in Canada is not available on commercially reasonable terms for the purchase and sale of Bankers' Acceptances, any right of the Borrower to require such Lender to purchase Bankers' Acceptances hereunder shall be suspended until the Lender determines that such market is available and gives notice thereof to the Borrower and thereafter, the Lender shall have no further obligation with respect to the requested advance by way of Bankers' Acceptances; provided that the Borrower may elect to borrow the amount originally requested by it by way of some other type of Accommodation upon compliance with the applicable drawdown requirements and any Notice of Borrowing requesting Bankers' Acceptances shall be deemed to be a Notice of Borrowing requesting Prime Rate Loans in a similar aggregate principal amount.

                                   ARTICLE 5

                   GENERAL PROVISIONS RELATING TO LIBOR LOANS

5.1      GENERAL

(1) MINIMUM: The principal amount of each LIBOR Loan shall be at least $U.S.1,000,000 and shall in all events be a whole multiple of $U.S.100,000.

(2) FAILURE TO SPECIFY LIBOR PERIOD: In the event that the Borrower fails at any time to specify a LIBOR Period for any proposed LIBOR Loan then the applicable LIBOR Period shall be deemed to be one month.

5.2      EARLY TERMINATION OF LIBOR PERIODS

         To the extent that the Lender is required to arrange for early termination of any LIBOR Period or to arrange to acquire funds for any period other than a LIBOR Period to permit the Borrower to repay any Accommodation obtained by it under the Swing Line Credit, the Borrower shall reimburse the Lender for all reasonable losses and out-of-pocket expenses incurred by it as a result of the early termination of the LIBOR Period in question or as a result of entering into the new arrangement to the extent that such losses and expenses result from such payment. If any such early termination or new arrangement cannot be effected by the Lender, the Borrower shall continue to pay interest to the Lender in U.S. Dollars, at the LIBOR Rate specified under this Agreement on an amount of U.S. Dollars equal to the amount of the principal repayment for the remainder of the then current LIBOR Period. For the purpose of calculating such losses and out-of-pocket expenses, a certificate of the Lender setting out particulars of the calculation of such amounts shall, in the absence of manifest error, be prima facie evidence thereof.

5.3      INABILITY TO MAKE LIBOR LOANS

         In the event that on any date the Lender determines in good faith (which determination shall be conclusive) that its ability to make a requested LIBOR Loan has become impracticable, unlawful or impossible, or has been materially adversely affected because (a) of any change in applicable laws or regulations, or in the interpretation or administration thereof by competent authorities, or (b) of any material adverse change in or the termination of the London Interbank Eurodollar Market for Eurodollars, or (c) there exists no adequate and fair means for ascertaining the LIBOR Rate for any LIBOR Period for the LIBOR Loan, then in any such case the Lender shall immediately give notice thereof to the Borrower and thereafter the Lender shall have no further obligation with respect to the requested LIBOR Loan provided that the Borrower may elect to borrow the amount originally requested by it by way of some other type of Accommodation upon compliance with the applicable drawdown requirements and any Notice of Borrowing requesting LIBOR Loans shall be deemed to be a Notice of Borrowing requesting U.S. Base Rate Loans in a similar aggregate principal amount.

5.4      CHANGES IN CIRCUMSTANCES

         In the event that on any date the Lender determines in good faith (which determination shall be conclusive) that its ability to maintain an outstanding LIBOR Loan has become unlawful or impossible because of (a) any change in applicable laws or regulations, or in the interpretation or administration thereof by competent authorities, or (b) any material adverse change in or the termination of the London Interbank Eurodollar Market for Eurodollars, or (c) the imposition by any governmental authority of any condition, restriction or limitation upon the Lender, then in any such case the Lender shall immediately give notice thereof to the Borrower and the Borrower shall immediately repay to the Lender the aggregate principal amount of all outstanding LIBOR Loans together with all unpaid interest accrued thereon to the date of repayment and all reasonable other expenses incurred in connection with the termination (including without limitation any expenses resulting from the termination of any LIBOR Period in accordance with Section 5.2). The Borrower may elect to re-borrow the amount repaid by way of some other type of Accommodation.

5.5      INDEMNITY

         The Borrower will, on demand, indemnify the Lender against any reasonable loss or expense (including, but not limited to, loss of profit relating to the Lender's spread over its cost of funds) which it may sustain in employing deposits to effect, fund or maintain a LIBOR Loan as a consequence of any failure by the Borrower to make any payment when due of any amount due under this Agreement in connection with such LIBOR Loan. The Borrower will, on demand, further indemnify the Lender against any reasonable loss or expense (including, but not limited to, loss of profit relating to the Lender's spread over its cost of funds) which the Lender reasonably incurs as a result of the failure of the Borrower to consummate any borrowing for which it has given notice to the Lender. A certificate of the Lender as to such cost, setting out the calculations therefor, shall be delivered to the Borrower and shall be prima facie evidence of such costs in the absence of manifest error.

                                   ARTICLE 6

                   LETTERS OF CREDIT AND LETTERS OF GUARANTEE


6.1      CONDITIONS PRECEDENT TO ISSUANCE

         The Lender will issue Letters of Credit and Letters of Guarantee under the Swing Line Credit on behalf of the Borrower upon being reasonably satisfied as to the purpose, terms, conditions and beneficiary(ies) thereof and upon execution by the Borrower of the Lender's usual forms.

6.2      ISSUANCE FEES

(1) The Borrower shall pay to the Lender an issuance fee in respect of each outstanding Letter of Credit and Letter of Guarantee at the rate then applicable as set out in the Pricing Grid; provided that the issuance fee in respect of each outstanding Letter of Credit and Letter of Guarantee shall not be less than $150.

(2) Issuance fees in respect of Letters of Credit and Letters of Guarantee shall be calculated on the maximum daily liability of the Lender under the applicable Letter of Credit or Letter of Guarantee and shall be payable in advance. Subject to Section 6.2(1), in the event that any outstanding Letter of Credit or Letter of Guarantee is cancelled or paid prior to its expiry date and there is no outstanding Default or Event of Default, the Lender shall pay to the Borrower as a reimbursement of the Issuance Fee an amount which bears the same proportion to the Issuance Fee paid in respect of such Letter of Credit or Letter of Guarantee as the days during which such Letter of Credit or Letter of Guarantee was outstanding bears to the original term of such Letter of Credit or Letter of Guarantee.

6.3      PAYMENTS PURSUANT TO LETTERS OF CREDIT AND LETTERS OF GUARANTEE

         The Borrower shall forthwith reimburse the Lender for any payment made by it pursuant to a Letter of Credit or Letter of Guarantee, either by payment thereof in full or through utilization of the Credits in accordance with this Agreement or through a combination thereof.

6.4      PROVISION UPON DEFAULT

         In the event that demand for payment is made upon the occurrence of an Event of Default, the Borrower shall forthwith pay to the Lender an amount equal to the Lender's maximum liability under each outstanding Letter of Credit and Letter of Guarantee. Such amount shall be held by the Lender for set-off against future indebtedness owing by the Borrower to the Lender in respect of such Letters of Credit and Letters of Guarantee.

                                   ARTICLE 7

              FORWARD EXCHANGE CONTRACTS AND INTEREST RATE SWAPS

7.1      FORWARD EXCHANGE CONTRACTS

         Subject to the terms of this Agreement, the Borrower shall be entitled, upon execution of the usual forms, to avail itself of the Swing Line Credit to purchase Forward Exchange Contracts. In such event the Borrower shall be deemed to have utilized the Swing Line Credit to the extent of such percentage, as is reasonably determined by the Lender, of the face amount of any such Forward Exchange Contract. The Borrower shall deliver to the Lender a demand promissory note (bearing the same rate of interest as a Prime Rate Loan) for any amount owing by the Borrower in respect of a Forward Exchange Contract which is not paid when the same becomes due and payable.

7.2      INTEREST RATE SWAPS

         Subject to the terms of this Agreement, the Borrower shall be entitled, upon execution of the usual forms, to avail itself of the Swing Line Credit to enter into Interest Rate Swaps. In such event the Borrower shall be deemed to have utilized the Swing Line Credit with respect to such Interest Rate Swaps by such amount as the Lender reasonably deems from time to time to be the market risk for payments which may become due thereunder. The Borrower shall deliver to the Lender a demand promissory note (bearing the same rate of interest as a Prime Rate Loan) for any amount owing by the Borrower with respect to an Interest Rate Swap which is not paid when the same becomes due and payable.

                                   ARTICLE 8

                            REPAYMENT AND PREPAYMENT


8.1      REPAYMENT

(1) REVOLVING. Amounts borrowed under the Credits may be repaid at any time and, prior to the Term Date, may be reborrowed from time to time in accordance with the provisions hereof.

(2) MATURITY DATE. Subject to Section 8.1(1) and Article 12, the Borrower shall repay all outstanding Accommodation under the Credits, together with all unpaid and accrued interest thereon and all amounts relating thereto hereunder including outstanding fees, on the Maturity Date.

8.2      PREPAYMENT

         The Borrower may at any time pay all or any outstanding Accommodation under the Credits by providing the Agent with notice of its intention to so pay in accordance with the notice periods set out in Section 2.5(1) and the provisions of Sections 2.5(2) and 2.6 shall apply to such payments mutatis mutandis. Any payment of a LIBOR Loan prior to the expiry of the relevant LIBOR Period shall be subject to Section 5.3. Any payment of Accommodation evidenced by Bankers' Acceptances, Letters of Credit, Letters of Guarantee, Forward Exchange Contracts or Interest Rate Swaps shall be made by delivering to the relevant Lender under contractual arrangements reasonably satisfactory to such Lender, such amounts as the Lender may be required to pay under such Accommodation. Any prepayment made following the Term Date will result in the pro rata cancellation of the Commitments and the Swing Line Commitment.

8.3      CAPITAL ADEQUACY, ETC.

         If the introduction after the date of this Agreement of or any change in any applicable law, regulation, treaty or official directive or regulatory requirement of Canada now or hereafter in effect (whether or not having the force of law) or in the interpretation or administration thereof by any court or by any judicial or governmental authority charged with the interpretation or administration thereof, or if compliance by any Lender with any request from any central bank or other fiscal, monetary or other authority of Canada (whether or not having the force of law):

             (a) subjects a Lender to any cost or tax on or changes the basis of taxation of payments due by the Borrower to such Lender or increases any existing cost or tax on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement (except for increased costs or taxes which are fully reflected in the Prime Interest Rate, the U.S. Base Rate, the LIBOR Rate or the Stamping Fee charged by the Lenders in connection with Bankers'

                  Acceptances, or taxes on the overall net income of such Lender imposed by the jurisdiction in which its principal or lending offices are located);

             (b) imposes, modifies or deems applicable any reserve, special deposit, regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or commitment of, or any other acquisition of funds for Accommodation under the Credits by a Lender;

             (c) imposes on a Lender a change in the manner in which such Lender is required to allocate capital resources to its obligations under this Agreement; or

             (d) imposes on a Lender any other cost, tax or condition with respect to this Agreement,

and the result of (a), (b), (c) or (d) is in the sole determination of such Lender acting in good faith to increase the cost to such Lender, to incur a liability or to reduce the income receivable by such Lender in respect of the Credits, the Borrower shall pay to the Agent for the benefit of such Lender that amount which indemnifies such Lender for such additional cost, liability or reduction in income ("ADDITIONAL COMPENSATION"). Upon such a determination by a Lender that it is entitled to Additional Compensation, it shall promptly notify the Agent and the Agent shall then promptly notify the Borrower. A certificate by a duly authorized officer of the applicable Lender setting forth the amount of the Additional Compensation and the basis for it must be submitted by the Agent to the Borrower and is prima facie evidence, in the absence of manifest error, of the amount of the Additional Compensation. The Additional Compensation will accrue from the date of delivery of the certificate to the Borrower.

         If the Agent notifies the Borrower that Additional Compensation is owed to a Lender, the Borrower has the right, at any time thereafter on written irrevocable notice to the Agent, to make payment in full without penalty or bonus to such Lender in respect of the Accommodation which has given rise to the Additional Compensation on the date specified in such notice together with the Additional Compensation if any to the date of payment or at the Borrower's option to convert such Accommodation into another type of Accommodation.

8.4      NO SET-OFF OR COUNTERCLAIM

         To the fullest extent permitted by law the Borrower shall make all payments under this Agreement regardless of any rights of set-off or any defense or counterclaim.

8.5      WITHHOLDING TAXES: GROSS-UP

         All payments made under this Agreement shall be made without deduction or withholding for or on account of any withholding taxes. If the Borrower is required by law or by the administration thereof to withhold or deduct withholding taxes, it shall pay to the Lender such additional amounts as may be necessary in order that the net amounts received by the Lender after such withholding or deduction (including any required deduction or withholding on the additional amount) shall equal the amount that the Lender would have received had no deduction or withholding been made. The Lender shall exercise its discretion in good faith as to whether or not it will seek any tax benefit or credit in respect of such deduction or withholding provided that the Lender shall remit to the Borrower any such tax benefit or credit if and when received and shall notify the Borrower of (a) its decision not to apply for any such tax benefit or credit and (b) the reasons therefor. In addition, the Borrower shall forward to the Lender within 60 days of making such payment to the governing or taxing authority such tax receipts or other official documentation with respect to the payment of the withholding taxes so deducted or withheld as may be issued from time to time by such government or taxing authority. Without limiting the foregoing, if the Lender shall become liable for taxes as a result of a payment having been made by the Borrower to the Lender without the withholding taxes required by law having been deducted or withheld, the Borrower shall indemnify the Lender for any taxes payable by the Lender in respect of any such payment.

8.6      CURRENCY OF REPAYMENT

         Each repayment or prepayment will be made in the currency or currencies of the Accommodation being repaid or prepaid.

8.7      GENERAL

(1) The Borrower will ensure that no Bankers' Acceptance, LIBOR Loan, Letter of Credit, Letter of Guarantee, Forward Exchange Contract or Interest Rate Swap has a maturity date beyond the Maturity Date.

(2) If at any time the Cdn. Dollar Amount of Accommodation then outstanding under the Swing Line Credit exceeds $10,500,000, the Borrower will forthwith pay to the Swing Line Lender upon demand by the Swing Line Lender the amount by which the Cdn. Dollar Amount of the outstanding Accommodation exceeds $10,000,000 in order to reduce the amount outstanding under the Swing Line Credit to $10,000,000.

                                    ARTICLE 9

                                    GUARANTEE


9.1       GUARANTEE

          The present and future indebtedness and liability of the Borrower to the Lenders, including the Swing Line Lender, under this Agreement shall be supported by the guarantee of the Guarantor in favour of the Agent, on behalf of the Lenders, in substantially the form set out in Schedule H.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES


10.1      REPRESENTATIONS AND WARRANTIES OF THE BORROWER

          The Borrower represents and warrants to the Agent and each of the Lenders as follows:

      (a) it has been duly incorporated and is validly subsisting as a corporation under the laws of Ontario; it is qualified to carry on its business in each jurisdiction in which the nature of its business requires qualification, except where failure to so qualify would not have a material adverse effect on the business, assets, condition or prospects, financial or otherwise, of the Borrower; it has the power and authority to enter into and perform its obligations under the Documents to which it is a party and all other instruments and agreements delivered pursuant to any of the Documents and to own its property and carry on its business as currently conducted; and it has obtained all licences, permits and approvals from all governments, governmental commissions, boards and other agencies required in respect of its operations;

      (b) the execution, delivery and performance of the Documents to which it is a party and every other instrument or agreement delivered pursuant to the Documents have been duly authorized by all requisite action on the part of the Borrower and each of such documents has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation against it enforceable in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium and similar laws at the time in effect affecting the rights of creditors generally and (ii) equitable remedies such as injunctions and specific performance which may only be granted in the discretion of the court before which they are sought;

      (c) there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting it at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which would result in any material adverse change in its business, operations, prospects, properties, assets or condition, financial or otherwise, or in its ability to perform its obligations under any Document to which it is a party or any other agreement or instrument delivered pursuant to this Agreement; it is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; it is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, either separately or in the aggregate, would result in any such material adverse change;

      (d) it is not a party to any agreement or instrument which materially adversely affects its ability to perform its obligations under any of the Documents to which it is a party or any agreements or instruments delivered pursuant to this Agreement which materially adversely affects its business, operations, prospects, properties, assets or condition, financial or otherwise;

      (e) it is not subject to any restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects, or to the best of its knowledge in the future will materially adversely affect, its business, operations, prospects, properties, assets or condition, financial or otherwise, or its ability to perform its obligations under any of the Documents to which it is a party or any agreements or instruments delivered pursuant to this Agreement;

      (f) neither the execution nor delivery of the Documents to which it is a party or any agreements or instruments delivered pursuant to this Agreement, the consummation of the transactions herein and therein contemplated, nor compliance with the terms of this Agreement or thereof conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under, any of the provisions of its constating documents, articles or by-laws or any agreement, instrument, court order or arbitration award to which it is a party or by which it or any of its property and assets are bound or results or will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon its properties or assets or in the contravention of any applicable law, rule or regulation of Canada or of any jurisdiction in which it carries on business;

      (g) all consents, approvals, authorizations, declarations, registrations, filings, notices and other actions whatsoever required as at the date of this Agreement in connection with its execution and delivery of any of the Documents to which it is a party and all other agreements or instruments delivered pursuant to this Agreement, and the consummation of the transactions contemplated by this Agreement, have been obtained, made or taken; and

      (h) no event has occurred which constitutes a Default or an Event of Default.

                                   ARTICLE 11

                                   COVENANTS


11.1      COVENANTS OF THE BORROWER

          So long as this Agreement is in force and except as otherwise permitted by the prior written consent of the Required Lenders, and of all the Lenders to the extent required by Section 15.5, the Borrower covenants and agrees that:

      (a) CORPORATE EXISTENCE. It will do or cause to be done all things necessary to keep in full force and effect its corporate existence and all properties, rights, franchises, licences and qualifications required to carry on its business in each jurisdiction in which it owns property or carries on business from time to time, except where the failure to maintain any qualification would not have a material adverse effect on the business, assets, condition or prospects, financial or otherwise, of the Borrower;

      (b) INSURANCE. It will maintain insurance of such types, in such amounts and against such risks as is customary in the case of companies engaged in a similar business with insurers;

      (c) COMPLIANCE WITH LAWS. It will comply with all applicable governmental restrictions including environmental restrictions, laws and regulations and obtain and maintain in good standing all material licences, permits, qualifications and approvals from any and all governments, government commissions, boards or agencies of jurisdictions in which it carries on business, except where the failure to comply would not have a material adverse effect on the business, assets, condition or prospects, financial or otherwise, of the Borrower;

      (d) PAYMENT OF TAXES. It will pay or cause to be paid all taxes, government fees and dues levied, assessed or imposed upon it and its property or any part thereof, as and when the same become due and payable; provided that the Borrower may withhold or protest the payment of any such taxes, fees or dues if it is acting in good faith;

      (e) EVENT OF DEFAULT. It will immediately notify the Agent of the occurrence of any Default or Event of Default;

      (f) USE OF ACCOMMODATION. It will not request, use or permit any Accommodation under the Credits to be used for any purpose other than that set out in Section 2.2;

      (g) CORPORATE REORGANIZATION. It will not enter into any transaction affecting its corporate structure or existence whether by way of reconstruction, reorganization, consolidation, amalgamation, merger or transfer, sale or lease of substantially all of its assets, except for any reconstruction, reorganization, consolidation, amalgamation or merger after giving effect to which no Event of Default exists hereunder and the Borrower is the surviving entity;

      (h) COMPLIANCE CERTIFICATE. It will provide the Agent with a compliance certificate within 60 days following the last day of each fiscal quarter of Borrower and within 95 days of each fiscal year end of Borrower signed by an authorized officer of Borrower indicating that Borrower is in compliance with the covenants and agreements contained in Section 11.1 of this Agreement and that the representations and warranties of the Borrower in Article 10 are true and correct in all material respects as if made at the date of the certificate;

      (i) GUARANTOR'S FINANCIAL STATEMENTS. It will provide the Agent for delivery to the Lenders:

          (i) within 95 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of Guarantor and its Subsidiaries as at the close of such fiscal year and consolidated statements of operations, cash flows and shareholders' equity of the Guarantor and its Subsidiaries for such year, certified by independent public accountants of national standing selected by Guarantor;

         (ii) within 15 days after the date of their filing, copies of all reports on Forms 8-K, 10-Q and 10-K (or any substantially equivalent reports at any time prescribed by applicable regulations) filed by the Guarantor with the Securities and Exchange Commission;

        (iii) promptly following any requests therefor, such other financial data excluding projections (except in the event that the Guarantor's then-current Rating Level is Level VI) as any Lender may reasonably request from time to time; and

         (iv) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited consolidated condensed balance sheet of the Guarantor and its Subsidiaries as at the end of such quarterly period and the related unaudited consolidated condensed statements of operations and cash flows of the Guarantor and its Subsidiaries for such quarterly period (except that the statement of cash flows shall be on a year-to-date basis) and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments) in accordance with U.S. GAAP (it being understood that delivery of a report on Form 10-Q filed by the Guarantor with the Securities and Exchange Commission for the relevant quarter shall satisfy the requirements of this clause (iv)).

All of the above financial statements delivered hereunder shall be prepared in accordance with U.S. GAAP and stated in U.S. Dollars.

      (j) GUARANTOR'S COMPLIANCE CERTIFICATE. It will provide to the Agent for delivery to the Lenders at the time of the delivery of each set of financial statements of the Guarantor pursuant to Subsections 11.1(i)
          (i), (ii) and (iv), the Guarantor's Compliance Certificate signed by a Responsible Officer of the Guarantor.

      (k) RANKING OF ACCOMMODATION. All Accommodation obtained hereunder and the payment obligations of the Guarantor under the Guarantee shall rank pari passu with all senior funded debt of the Borrower and the Guarantor respectively.

                                   ARTICLE 12

                                EVENTS OF DEFAULT


12.1      EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default under this Agreement:

      (a) DEFAULT IN PAYMENT - If the Borrower fails to repay any indebtedness on account of principal or interest or any other amount payable under this Agreement on the due date and such default continues for a period of 5 Business Days or more after written notice has been delivered by the Agent.

      (b) DEFAULTS UNDER THIS AGREEMENT - Subject to Section 12.1 (a), if the Borrower defaults in the performance or observance of any covenant or agreement contained in this Agreement, provided that no such Default shall constitute an Event of Default if, being capable of remedy, it is remedied within 15 days of the Agent giving notice to the Borrower of such default (or such longer period as the Required Lenders may designate in their sole discretion in situations where the Borrower is diligently proceeding to remedy a Default that is capable of being remedied and the Required Lenders are satisfied, in their sole discretion, that they are not being prejudiced by the continuance of the Default).

      (c) REPRESENTATIONS AND WARRANTIES - If any representation, warranty or statement made in this Agreement, the Guarantee or any certificate or other document delivered to the Agent or any of the Lenders pursuant to this Agreement is untrue or incorrect in any material respect when made.

      (d) DEFAULT UNDER OTHER AGREEMENTS WITH LENDERS - If the Borrower defaults in the performance or observance of any material term, condition, representation or covenant contained in any agreement between the Borrower and the Agent or any of the Lenders which agreement involves more than $10,000,000 (other than this Agreement) and such default continues for a period of 30 days or more after written notice thereof to the Borrower.

      (e) DEFAULT IN OTHER INDEBTEDNESS - If any event of default as defined in any instrument or agreement (other than this Agreement) shall occur such that any of the indebtedness or liability of the Borrower in excess of $10,000,000 under such instrument or agreement is declared due and payable prior to the date on which the same would otherwise become due and payable or if the Borrower defaults in the payment of any principal amount in excess of $10,000,000 (other than to the Agent or any of the Lenders) which has become due and payable.

      (f) WINDING-UP, ETC. - If an order is made or an effective resolution passed for the winding-up, liquidation or dissolution of the Borrower.

      (g) INSOLVENCY, ETC. - If the Borrower consents to or makes a general assignment for the benefit of creditors or makes a proposal or files a notice of intention to file a proposal under the Bankruptcy Act, or is declared bankrupt, or if a liquidator, trustee in bankruptcy, custodian or receiver and manager or other officer with similar powers is appointed of the Borrower or of its property or any part thereof and such appointment is not being contested in good faith by the Borrower or if the Borrower seeks the benefit of any insolvency law.

      (h) JUDGMENTS - If a final judgment for an amount in excess of $10,000,000 (which amount has not been paid or is not covered by insurance) is rendered against the Borrower and, within 60 days after entry thereof, such judgment has not been discharged or execution thereof stayed pending appeal or if, within 60 days after the expiration of any such stay, such judgment has not been discharged.

      (i) GUARANTEE - If the Guarantee, or any part thereof, ceases at any time after its execution and delivery to constitute in favour of any of the Agent or the Lenders a security instrument in the manner contemplated by this Agreement or if the Guarantor is in default with respect to any of the provisions of the Guarantee; provided that, with respect to Section 19 of the Guarantee, there shall be no default in the performance or breach of such provision unless the failure to comply with such provision continues for a period of 30 days.

      (j) INTERNATIONAL MULTIFOODS CORPORATION CREDIT AGREEMENT - If there occurs an Event of Default under the Multifoods Credit Agreement which for the purposes of this Agreement shall be deemed to be in existence in the event that the Multifoods Credit Agreement is terminated.

12.2      ACCELERATION

          On the occurrence of any Event of Default, the Agent in its discretion may, and on written request by the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions: (a) declare the principal of and accrued interest owing in respect of the Credits to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (b) declare the Commitments and the Swing Line Commitment terminated, whereupon the Commitment of each Lender and the Swing Line Commitment shall terminate immediately and all amounts payable under the Credits shall immediately become due and payable without any further notice of any kind; (c) demand on the Guarantee as provided for therein; and (d) without limitation, proceed by any other action, suit, remedy or proceeding authorized or permitted by this Agreement or by law or by equity.

12.3      REMEDIES CUMULATIVE

          The rights and remedies of the Agent and the Lenders under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

12.4     AVAILABILITY OF ACCOMMODATION AFTER DEMAND OR DEFAULT; APPROPRIATION

(1) The Agent and each Lender may from time to time when a Default or an Event of Default has occurred and is continuing, refuse to grant any further Accommodation to the Borrower under the Credits. The Lenders may also refuse to permit any switches or rollovers of outstanding Accommodation other than to Prime Rate Loans and may appropriate any moneys received in or towards payment of such of the indebtedness and liability of the Borrower to the Lenders under this Agreement as each Lender in its discretion may see fit and the Borrower shall not have any right to require any inconsistent appropriation.

(2) If any Lender shall at any time receive payment or satisfaction of all or any part of its loans, interest thereon or any other amount payable under this Agreement or under the Notes with respect to the Credits by whatever means in a proportion which, in relation to any amounts received by any other Lender or Lenders, represents more than the percentage of its Commitment or the Swing Line Commitment as the case may be for the time being of the aggregate outstanding Commitments and the Swing Line Commitment, then such Lender shall pay to the other Lenders such amount as will ensure that each Lender will receive a proportion of such payment equal to the percentage that its Commitment or Swing Line Commitment bears to the aggregate of the outstanding Commitments and the Swing Line Commitment. Accommodation under Credit A and the Swing Line Credit shall rank pari passu.

(3) In the event that at any time any Lender shall be required to refund (as a preference or otherwise) any amount which has been paid to or received by it on account of any part of its loans, interest thereon or any other amount payable under this Agreement or under the Notes and which has been paid to any other Lender pursuant to this Section 12.4, such other Lender shall repay a proportionate amount of the sums so refunded without interest, or, as the case may be, repurchase for cash from the first-mentioned Lender a proportionate part of the indebtedness of the Borrower to the first-mentioned Lender.

(4) If a Lender is required to make any payment to any other Lender pursuant to this Section 12.4, it shall give notice thereof to the Agent and, at the option of the Lender making such payment, (a) subject to Subsection 12.4(3) of this Agreement, the liability of the Borrower to the Lender making such payment under this Agreement shall be treated as not having been reduced by the amount of such payment and the liability of the Borrower to any Lender receiving such payment shall be treated as having been reduced by the amount of the payment received by such Lender or (b) the Borrower shall fully indemnify the Lender making such payment for the amount of any payment made pursuant to this
Section 12.4.

12.5      NON-MERGER

          The taking of a judgment or judgments or any other action or dealing whatsoever by the Agent or any Lender in respect of the Guarantee shall not operate as a merger of any indebtedness or liability of the Borrower to the Agent or any of the Lenders or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Agent or any Lender may have in connection with such liabilities and the surrender, cancellation or any other dealings with any security for such liabilities shall not release or affect the liability of the Borrower under this Agreement.

12.6      CURRENCY INDEMNITY

          Any payment on account of an amount payable under this Agreement in a specified currency made to or for the account of any Lender in a currency other than the specified currency pursuant to a judgment or order of a court or tribunal of any jurisdiction shall constitute a discharge of the obligation under this Agreement only to the extent of the amount of the specified currency which such Lender is able, on the date of receipt of such payment, to purchase in Toronto, Ontario with the amount so received by it. If the amount of the specified currency which such Lender is so able to purchase is less than the amount of the specified currency originally due to it, the Borrower shall indemnify and save harmless such Lender from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.

                                   ARTICLE 13

                      CONDITIONS PRECEDENT TO ACCOMMODATION


13.1      GENERAL

(1) The Borrower shall deliver or have delivered to the Agent for the Lenders at the time of execution of this Agreement the following documents:

      (a) copies of the charter documents of the Borrower and the Guarantor, certified by the Secretary of the Borrower and the Guarantor, respectively;

      (b) certified copies of all corporate action taken by the Borrower to authorize the execution and delivery of the Documents to which it is a party and all other agreements or instruments to be delivered by it pursuant to this Agreement;

      (c) certified copies of all corporate action taken by the Guarantor to authorize the Guarantee;

      (d) the Notes;

      (e) the Guarantee; and

      (f) the opinions of counsel for the Borrower and the Guarantor acceptable to the Agent and the Lenders (substantially in the forms of Schedule J and Schedule K, respectively).

(2) The Borrower shall deliver to the Agent on or before the date on which the Borrower first requests Accommodation under either of the Credits the following documents:

      (a) the necessary Notice of Borrowing required under this Agreement;

      (b) a certificate of the Borrower, executed by a senior officer of the Borrower and dated the date on which the Accommodation is to be granted certifying that as at such date:

          (i)  no Default or Event of Default has occurred and is continuing;
               and

          (ii) the representations and warranties of the Borrower contained in
               Article 10 of this Agreement are true and correct in all material respects as if made at the date of the certificate.

(3) Prior to the second and each subsequent request made by the Borrower for Accommodation under the Credits, the Borrower shall deliver to the Agent all necessary Notes and documents respecting the granting of Accommodation under this Agreement.

13.2      OPINION OF LENDERS' COUNSEL

          Neither the Agent nor any of the Lenders shall be required to make the initial Accommodation available under the Credits until the Agent and the Lenders have received a satisfactory legal opinion of the Lenders' counsel regarding such legal matters incident to the Documents and the transactions provided for or contemplated herein or therein as they have reasonably requested.

13.3      PRIOR AGREEMENT

          All outstanding Accommodation under the Prior Agreement will be deemed to be Accommodation outstanding under this Agreement and will be deemed to have been granted as of the date that the conditions precedent to Accommodation have been fulfilled to the satisfaction of the Agent and the Lenders.

                                   ARTICLE 14

                                   THE AGENT


14.1      APPOINTMENT

          The Lenders appoint Canadian Imperial Bank of Commerce ("CIBC") to act as Agent for the Lenders in the manner and on the terms provided in this Agreement. Except as may be specifically provided to the contrary in this Agreement, each of the Lenders irrevocably authorizes CIBC, as the Agent for such Lender, to take such action on its behalf under the provisions of the Documents and any other instruments and agreements referred to in them, and to exercise such powers and to perform such duties under such documents as are delegated to the Agent by the terms of those documents, together with such other powers as are reasonably incidental thereto which may be necessary for the Agent to exercise in order that the provisions of the Documents are carried out. The Agent shall only be required to exercise such powers and perform such duties as Agent under this Agreement as it shall be instructed to exercise from time to time by the Lenders.

14.2      DELEGATION OF DUTIES

          The Agent may perform any of its duties under any Document or any other instruments and agreements referred to therein by or through its agents or employees and shall be entitled to the advice of counsel concerning all matters pertaining to its duties.

14.3      INDEMNITY

          The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) rateably according to their Commitments and the Swing Line Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against the Agent in such capacity in any way relating to or arising out of the Documents and any other instruments and agreements referred to in them or any action taken or omitted by the Agent under the Documents or any other instruments and agreements referred to in them; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly on demand for its rateable share as above described of out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Agent in connection with the determination or preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Documents or any other instruments and agreements referred to in them, to the extent that the Agent is not reimbursed for such expenses by the Borrower on demand. In addition, the Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of any Lender under the Documents or any other instruments and agreements referred to in them until it has been indemnified or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of such exercise or action.

14.4      EXCULPATION

          The Agent shall have no duties or responsibilities except those expressly set out in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken under this Agreement or in connection with it, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender and nothing in this Agreement, expressed or implied, is intended to, or shall be construed so as to, impose on the Agent any obligation except as expressly set out in this Agreement. The Agent shall not be responsible for any recitals, statements, representations or warranties herein or which may be contained in any document subsequently received by the Agent or for the authorization, execution, effectiveness, genuineness, validity or enforceability of the Documents or any other instruments and agreements referred to therein and shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of the Documents or any other instruments and agreements referred to therein. Each of the Lenders severally represents and warrants to the Agent that it has made and will continue to make such independent investigation of the financial condition and affairs of the Borrower and related parties as such Lender deems appropriate in connection with its entering into this Agreement and the making and continuance of borrowings under the Credits, that such Lender has and will continue to make its own appraisal of the creditworthiness of the Borrower and related parties and that such Lender in connection with such investigation and appraisal has not relied upon any information provided to such Lender by the Agent. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement, the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from taking any action or withholding any approval under this Agreement until it has received such instructions from the Required Lenders or all of the Lenders, as applicable. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement in accordance with instructions received from the Required Lenders or all of the Lenders, as applicable.

14.5      RELIANCE

          The Agent shall be entitled to rely upon any writing, notice, statement, certificate, telex, teletype message, cablegram, facsimile, order or other document or telephone conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to all legal matters pertaining to this Agreement and its duties under this Agreement, upon the advice of counsel selected by it.

14.6      EXCHANGE OF INFORMATION

          The Borrower agrees that the Agent and each Lender may provide to the other Lenders or the Agent such information on a confidential basis concerning the financial position, property and operations of the Borrower, the Guarantor and their respective Subsidiaries as in the opinion of the Agent or such Lender is relevant to the ability of the Borrower to fulfil its obligations under or in connection with this Agreement, provided that the Agent shall not be under any obligation to disclose any information to any of the Lenders in respect of the Borrower, the Guarantor and their respective Subsidiaries, other than providing to such Lenders forthwith copies of this Agreement, the Guarantee, financial statements not distributed directly to the Lenders by the Borrower, and copies of any certificates and other notices delivered by the Borrower pursuant to this Agreement. Any such information received by the Agent and the Lenders which is not publicly available shall be considered confidential and shall not be disclosed by the Agent or any Lender without the prior written consent of the Borrower and the Guarantor or as may be required by law. The Agent and each Lender receiving such confidential information will take all reasonable precautions necessary (a) to safeguard the confidential information from disclosure to anyone other than a limited number of appropriate officers, directors, examiners, auditors and agents of the Agent or the Lenders who have a need to have access to the confidential information and (b) to ensure that all of such persons who have access to the confidential information will keep it confidential.

14.7      THE AGENT, INDIVIDUALLY

          With respect to its Commitment and the Swing Line Commitment, the Accommodation granted by it under the Credits and any Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" or any similar terms shall, unless the context clearly indicates otherwise, include the Agent in its individual capacity. It is understood and agreed by all of the Lenders that the Agent may accept deposits from, lend money to, and generally engage in banking business with the Borrower and its Subsidiaries as if it were not the Agent under this Agreement including the right to refinance the Credits.

14.8      RESIGNATION

          If at any time the Agent deems it advisable, in its sole discretion, it may deliver to each of the Lenders and the Borrower written notification of its resignation insofar as it acts on behalf of the Lenders pursuant to this
Article 14, such resignation to be effective on the date of the appointment of a successor by all of the Lenders, which appointment shall be promptly made and written notice thereof given to the Borrower concurrently with such appointment. If no such appointment has been made within 30 days, the resigning Agent may make such appointment on behalf of the Lenders and shall forthwith give notice of such appointment to the Lenders and the Borrower.

14.9      MEETINGS OF LENDERS

          Except with respect to any approval, instruction or other expression referred to in Section 15.5, an approval, instruction, waiver or other expression of the Lenders (including, subject to Section 15.5, any amendment to the terms of this Agreement) may be obtained by instrument in writing as provided in the next paragraph or may be included in a resolution that is submitted to a meeting or adjourned meeting of all Lenders duly called and held for the purpose of considering the same as hereinafter provided and shall be deemed to have been obtained if such resolution is passed by the affirmative vote of the Required Lenders given on a poll of such Lenders with respect to such resolution. A meeting of Lenders may be called by the Agent and shall be called by the Agent on the request of any two Lenders. Every meeting shall be held in the city where the head office of the Agent is situated or at such other reasonable place as the Agent may approve. At least 10 Business Days notice of the time and place of any meeting shall be given to the Lenders and shall include or be accompanied by a draft of the resolution to be submitted to the meeting, but the notice may state that such draft is subject to amendment at the meeting or any adjournment thereof. The Lenders who are present in person or by proxy at the time and place specified in the notice shall constitute a quorum. A person nominated in writing by the Agent shall be chairman of the meeting. Upon every poll taken at any meeting, each Lender who is not in default hereunder who is present in person or represented by a proxy duly appointed in writing (who need not be a Lender) shall be entitled to one vote in respect of each dollar of principal amount of outstanding Accommodation which it is then owed under the Credits, calculated as of the Business Day first preceding the day of the meeting. In respect of all matters concerning the convening, holding and adjourning of Lenders' meetings, the form, execution and deposit of instruments, appointing proxies and all other relevant matters, the Agent may from time to time make reasonable regulations not inconsistent with this Section 14.9 as it shall deem expedient and any regulations as made by the Agent shall be binding on the Borrower, the Agent and the Lenders. A resolution passed pursuant to this
Section 14.9 shall be binding on all Lenders, and the Agent (subject to the provisions for its indemnity in this Agreement) shall be bound to give effect thereto accordingly.

          Any approval, instruction or other expression that is specifically stated to be required of the Required Lenders or under Section 15.5 may be obtained either by a resolution passed at a meeting of Lenders called and held in accordance with this Section 14.9 or by an instrument in writing signed in one or more counterparts by the applicable Lenders.

14.10     PROVISIONS FOR BENEFIT OF LENDERS ONLY

          The provisions of this Article 14 relating to the rights and obligations of the Agent and the Lenders inter alia shall be operative as between the Agent and the Lenders only, and the Borrower shall not have any rights under or be entitled to rely for any purposes upon such provisions.

14.11     ARRANGEMENTS FOR REPAYMENT OF ACCOMMODATION

          Prior to an acceleration of the payment of amounts outstanding under this Agreement pursuant to Section 12.2, on receipt by the Agent of payments from the Borrower on account of principal, interest, fees or any other payment made to the Agent on behalf of the Lenders with respect to Credit A the Agent shall pay over to each Lender the amount to which it is entitled under this Agreement. Such payment shall be made promptly following receipt and, in any event, the Agent shall use reasonable efforts to pay to each Lender at the applicable Lender's branch of account such amount on the same Business Day as such amount is received by the Agent.

14.12     REPAYMENT BY LENDERS TO AGENT

(1) Unless the Agent has been notified in writing by the Borrower at least one Business Day prior to the date on which any payment to be made by the Borrower with respect to Credit A under this Agreement is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance on such assumption, make available to each Lender on such payment date an amount equal to such Lender's rateable portion of such assumed payment. If the Borrower does not in fact remit such payment to the Agent, without restricting the obligation of the Borrower to make such payment, the Agent shall promptly notify each Lender and each such Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for such advances to financial institutions of like standing to such Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

(2) Unless the Agent has been notified in writing by a Lender at least one Business Day prior to a drawdown date that such Lender does not intend to make available its proportion of any Accommodation under Credit A, the Agent may, in its discretion, assume that such Lender has remitted funds to the Agent and the Agent may, in its discretion and in reliance on such assumption, make available to the Borrower on such drawdown date an amount equal to such Lender's proportion of such Accommodation. If a Lender does not in fact remit such funds to the Agent, without restricting the obligation of such Lender to make such funds available, the Agent shall promptly notify such Lender and the Borrower shall forthwith on demand repay to the Agent the amount made available by the Agent on behalf of such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender and the Borrower) in accordance with the amount payable under this Agreement for a Prime Rate Loan.

14.13     LENDER CREDIT DECISION

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and any other relevant Person and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                                   ARTICLE 15

                                  MISCELLANEOUS


15.1      PAYMENTS TO THE LENDERS

(1) All payments required to be made by the Borrower under this Agreement shall be made in immediately available funds and amounts payable by the Borrower to the Lenders under this Agreement on account of interest, Stamping Fees and Facility Fees shall be paid by the Agent debiting the same to a designated account maintained with the Agent (for the Borrower).

(2) Except as provided for in Subsection 2.3(1), all payments required to be made by the Agent to the Lenders under this Agreement in connection with Credit A shall be made on a pro rata basis in accordance with the then outstanding amount of each Lender's Commitment.

15.2      FEES AND EXPENSES

(1) The Borrower agrees to pay all reasonable out-of-pocket expenses, including reasonable legal fees and disbursements, now or hereafter paid or incurred by the Agent on behalf of the Lenders or by the Swing Line Lender in connection with the preparation of the Documents and all other agreements or instruments delivered pursuant to this Agreement, including any amendment thereof whether or not the transactions contemplated by this Agreement are consummated.

(2) The Borrower agrees to reimburse the Agent on behalf of the Lenders, on demand, for all reasonable sums charged by it or them on its own behalf or paid to others on account of expenses incurred or services rendered (expressly including legal advice and services) in connection with the administration, maintenance and enforcement of this Agreement and/or any Lender's Acknowledgement, and the Guarantee after any default by the Borrower or any demand on the Borrower.

(3) The Borrower shall pay or indemnify the Lenders against any and all registration fees and similar taxes or charges which may be payable or determined to be payable under Canadian law in connection with the execution, delivery, performance, registration or enforcement of this Agreement or any other Document or any of the transactions contemplated hereby or thereby, subject to the provisions of Sections 5.4, 8.3 and 8.5.

15.3      BORROWER INDEMNIFICATION

          Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Agent and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable lawyers' fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of all outstanding Accommodation and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or any Accommodation or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that (a) the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent incurred by reason of the gross negligence or wilful misconduct of such Indemnified Person and (b) the Borrower shall not be liable to any Indemnified Person for any such loss, claim, damage, liability or expense to the extent caused by or relating to any legal proceedings commenced against any Indemnified Person by any security holder, depositor or creditor of such Indemnified Person or his or her employer arising out of and based upon rights afforded any such security holder, depositor or creditor solely in its capacity as such. The agreements in this Section shall survive payment of all other advances, debts, liabilities, obligations, covenants and duties arising under any Document owing by the Borrower to any Lender, any Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due to become due, or now existing or hereafter arising.

15.4      FEES RELATED TO THE CREDIT

      (a) The Borrower shall pay to the Agent on behalf of the Lenders a Facility Fee equal to the rate per annum then applicable as set out in the Pricing Grid, calculated on the aggregate of the Commitments and the Swing Line Commitment on a daily basis beginning on the date of the execution of this Agreement and continuing until the Maturity Date, such fee to be payable quarterly in arrears on the last day of each March, June, September and December commencing on December 31, 2000 with the fee for the period from the end of the last quarter for which the Facility Fee has been paid to the Maturity Date payable on the Maturity Date.

      (b) The Borrower will pay to the Agent for the Agent's account, such fee as agreed between the Agent and the Borrower.

      (c) The Borrower shall pay to the Agent on behalf of the Lenders a Utilization Fee at a rate of 0.125%, calculated on the aggregate of the Accommodation outstanding under the Commitments and the Swing Line Commitment on a daily basis with respect to each day during which the Utilization Rate is equal to or greater than 33 1/3%, beginning on the date of the execution of this Agreement and continuing until the Maturity Date, such fee to be payable quarterly in arrears on the last day of each March, June, September and December commencing on December 31,

          2000 with the fee for the period from the end of the last quarter for which the Utilization Fee has been paid to the Maturity Date payable on the Maturity Date.

      (d) The Borrower shall pay to the Agent on behalf of the Lenders a one-time participation fee equal to 0.10% of the aggregate of the Commitments and the Swing Line Commitment, such fee to be payable immediately upon execution of this Agreement by the Borrower.

15.5      AMENDMENT, WAIVER, ETC.

          Subject to the provisions of this Section 15.5, the Agent or the Lenders and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences. No waiver or delay on the part of the Agent or any of the Lenders in exercising any right or privilege under this Agreement shall operate as a waiver thereof unless made in writing and signed by an authorized officer of the Agent; provided however that no amendment, waiver or consent, unless in writing and signed by all of the Lenders, shall be effective to do any of the following: (a) reduce or forgive the payment of any principal, interest, Stamping Fees or any other amount payable by the Borrower pursuant to this Agreement; (b) postpone the date for payment of any amount payable by the Borrower pursuant to this Agreement; (c) release or discharge the Guarantee; (d) increase the Commitments of the Lenders or the Swing Line Commitment or subject the Lenders to any additional obligations; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Credits, or the proportion of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (f) amend this Section
15.5 or Section 15.11; or (g) amend the definition of "Required Lenders"; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent and all of the Lenders, affect the rights or duties of the Agent under this Agreement. No written waiver shall preclude the further or other exercise by the Agent or any of the Lenders of any right, power or privilege under this Agreement, or extend to or apply to any further Event of Default. The Borrower shall be entitled to rely without further enquiry on any document or instrument and on any approval, instruction, waiver or other expression given to it by the Agent purporting to indicate, and reasonably believed by the Borrower to be genuine, that any requisite waiver, consent or approval of the Lenders hereunder has been obtained or granted.

15.6      FURTHER ASSURANCES

          The Borrower shall from time to time immediately on the Agent's request do, make and execute all such further assignments, documents, acts, matters and things (other than security documents) as may be reasonably required by the Agent with respect to this Agreement in accordance with the terms of this Agreement to give effect to these presents.

15.7      DEALINGS BY AGENT AND LENDERS

          The Agent and each of the Lenders may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower and others and any securities as they may see fit without prejudice to the liability of the Borrower under this Agreement or the Lender's right to hold and enforce this Agreement and any of its rights and remedies.

15.8      NOTICES

          Any notice or communication to be given under this Agreement may be effectively given by delivering the same at the addresses hereinafter set out or by sending the same by prepaid registered mail or facsimile to the parties at such addresses. Any notice so mailed shall be deemed to have been received five days following the mailing thereof provided the postal service is in operation during such time and any notice sent by facsimile shall be deemed to have been received on transmission. The mailing addresses and facsimile numbers of the parties for the purposes of this Agreement shall respectively be:

in the case of the Borrower:

          Robin Hood Multifoods Inc.
          60 Columbia Way
          Markham, Ontario, L3R 0C9

          Attention:           Vice President, Finance and Treasurer
          Facsimile No.:       (905) 940-0742

with a copy to:

          International Multifoods Corporation
          110 Cheshire Lane
          Suite 300
          Minnetonka, Minnesota 55305-1060

          Attention            Vice President and General Counsel
                               Treasurer
          Facsimile No.:       (952) 594-3362

in the case of the Agent:

          Canadian Imperial Bank of Commerce
          161 Bay Street
          BCE Place, 8th Floor
          Toronto, Ontario, M5J 2S8

          Attention:           Manager, Agency Administration
          Facsimile No.:       (416) 956-3830


in the case of CIBC as Lender:

          Canadian Imperial Bank of Commerce
          Commerce Court West, 3rd Floor
          Toronto, Ontario, M5L 1A2

          Attention:           Director
          Facsimile No.:      (416) 304-5704


in the case of the Guarantor:

          International Multifoods Corporation
          110 Cheshire Lane
          Suite 300
          Minnetonka, Minnesota 55305-1060

          Attention:           Vice President and General Counsel
                               Treasurer
          Facsimile No.:       (952) 594-3362

          The address and facsimile number of each Lender is set out in the execution pages of this Agreement or the applicable Lender's Acknowledgement or where CIBC is the Lender, the address or facsimile number of CIBC set out above.

          The Borrower, the Guarantor, the Agent or any Lender may from time to time notify each other, in accordance with the provisions of this Agreement, of any change of address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such party for all purposes of this Agreement.

15.9      ASSIGNMENT AND PARTICIPATIONS

(1) A Lender, including the Agent, may with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), at any time sell, transfer or assign any of its rights or obligations under this Agreement to one or more Eligible Assignees, provided that (a) any such assignment of a Lender's Commitment or the Swing Line Commitment hereunder must be at least a minimum of $10,000,000 or all of such Lenders' Commitment if less than $10,000,000, (b) such assignee executes a Lender's Acknowledgement in the form attached hereto as Schedule A, and (c) the applicable Lender as assignor shall pay to the Agent an administration fee of $2,500 with respect to such assignment. The other costs and expenses of such assignment shall be borne by the applicable Lender or assignee and the Borrower agrees to execute such documentation as may reasonably be required by such Lender to acknowledge and complete the assignment. Upon completion of such assignment, the assignee will be entitled to the assigned rights and obligations of the Lender to the same extent as if the assignee were an original party in respect thereof to this Agreement and the Lender as assignor shall be released and discharged accordingly.

(2) A Lender, including the Agent, may without the consent of the Borrower at any time sell to one or more banks or other entities ("Participants") participating interests in any Prime Rate Loan owing to such Lender or any Note or Bankers' Acceptance accepted by such Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note and the acceptor of any Bankers' Acceptance accepted by such Lender for all purposes under this Agreement, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

(3) Any Lender may disclose with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), on a confidential basis in accordance with Section 14.6, to a potential assignee which has been approved by the Borrower under subsection 15.9(1) or with the prior written consent of the Borrower, to any potential Participant which has been approved under Section 15.9(2), such information about the Borrower, the Guarantor and their respective Subsidiaries as such Lender may see fit; provided that such potential assignee or potential Participant agrees in writing to keep such information confidential to the same extent as required of the Lenders hereunder.

(4) If an Event of Default has occurred and is continuing, a Lender including the Agent may sell, transfer or assign any of its rights or obligations under this Agreement to any Person without the consent of the Borrower but otherwise in accordance with Section 15.9(1) and such Lender may disclose the information referred to in Section 15.9(3) without the prior written consent of the Borrower; provided that the potential assignee or potential Participant agrees in writing to keep such information confidential to the same extent as required of the Lenders hereunder.

15.10     SURVIVAL

          This Agreement shall continue in full force and effect so long as any indebtedness or liability is due and payable to the Agent or any of the Lenders in respect of the Credits unless it is varied or terminated in writing. All agreements, representations, warranties and covenants of the Borrower made herein or in any document delivered by or on behalf of the Borrower to the Agent or any of the Lenders pursuant to the provisions of this Agreement or otherwise shall be deemed to have been relied on by the Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by the Agent or any of the Lenders, their respective solicitors or any representative of the Agent or any of the Lenders and shall survive the execution of this Agreement and the granting of Accommodation under the Credits until repayment in full of all amounts owing to the Agent and the Lenders.

15.11     SUCCESSORS AND ASSIGNS

          This Agreement shall be binding on and shall enure to the benefit of the Borrower, the Agent and each Lender and their respective successors and permitted assigns, provided that the Borrower shall not assign any of its rights or obligations under this Agreement without the prior written consent of all of the Lenders. No part of any Credit may be assigned by a Lender to a non-resident of Canada within the meaning of the Income Tax Act (Canada) and no non-resident of Canada may participate in the Credits. No Lender will book any part of the Credits outside of Canada.

15.12     GOVERNING LAW

          The Documents and all certificates and other instruments delivered to the Agent or the Lenders pursuant to this Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.13     SEVERABILITY

          Any term of this Agreement which is void or unenforceable in any jurisdiction is, as to that jurisdiction, ineffectual to that extent without invalidating the remaining provisions of this Agreement.

15.14     ENTIRE AGREEMENT

          There are no representations, warranties, covenants, indemnities or other agreements binding on the Borrower relating to the subject matter hereof except as stated or referred to herein.

15.15     COUNTERPARTS

          This Agreement may be executed in two or more counterparts, either in original or telecopy form, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                        ROBIN HOOD MULTIFOODS INC.

                                        By:    /s/ D.H. Twiner
                                           -------------------------------------
                                        Name:  D.H. Twiner
                                        Title: President

                                        CANADIAN IMPERIAL BANK OF COMMERCE, as
                                        Agent

                                        By:    /s/ S. Nishimara   /s/ Tim Thomas
                                           -------------------------------------
                                        Name:  S. Nishimara
                                               Tim Thomas
                                        Title: Executive Director
                                               Executive Director


COMMITMENT:           $35,000,000       CANADIAN IMPERIAL BANK OF
SWING LINE COMMITMENT:$10,000,000       COMMERCE, as Lender

Address:                                By:    /s/ D. Zinkiewich
Commerce Court West, 3rd Floor             -------------------------------------
                                        Name:  D. Zinkiewich
Toronto, Ontario, M5L 1A2                      Title: Director

Attention:    Mr. Douglas Zinkiewich

Telephone:    (416) 980-3106
Facsimile:    (416) 304-5704



COMMITMENT:           $35,000,000       THE TORONTO-DOMINION BANK,
                                        as Lender

Address:                                By:    /s/ M.E. Kay
Corporate & Investment Banking Group       -------------------------------------
Toronto-Dominion Tower, 2nd Floor       Name:  M.E. Kay
Toronto, Ontario, M5K 1A2               Title: Associate Corporate Credit


Attention:    Mr. Michael Kay           By:    /s/ A.M. Robertson
                                           -------------------------------------
                                               A.M. (Sandy) Robertson
Telephone:    (416) 944-5824                   Vice President & Director
Facsimile:    (416) 944-5630

Commitment:           $35,000,000       THE BANK OF NOVA SCOTIA,
                                        as Lender

Address:                                By:    /s/ K. Coulson
Corporate Banking                          -------------------------------------
44 King Street West, 16th Floor         Name:
Toronto, Ontario, M5H 1H1               Title:


Attention:    Ms. Kathleen Coulson      By:    /s/ L. Charlton
                                           -------------------------------------
                                        Name:
                                        Title:

Telephone:        (416) 866-6078
Facsimile:        (416) 866-2009

                                   SCHEDULE A

                            LENDER'S ACKNOWLEDGEMENT


TO:       CANADIAN IMPERIAL BANK OF COMMERCE, as Agent

AND TO:   ROBIN HOOD MULTIFOODS INC.


          Reference is made to the credit agreement dated as of November 17, 2000 among Robin Hood Multifoods Inc., the financial institutions listed as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders (each a "Lender" and collectively the "Lenders"), and Canadian Imperial Bank of Commerce, as agent for the Lenders in the manner and to the extent described in Article 14 thereof (the "Agent"), as such credit agreement may be amended, restated or revised from time to time (the "Credit Agreement"). The undersigned acknowledges that its proper officers have received and reviewed a copy of the Credit Agreement and it hereby takes cognizance of the provisions thereof. All initially capitalized terms used herein and not otherwise defined shall have the meanings given to them by the Credit Agreement.

          The undersigned wishes to become a Lender under the Credit Agreement and accordingly furnishes this instrument to the Agent and the Borrower subject to the terms of the Credit Agreement. The undersigned, by its execution and delivery of this instrument, hereby agrees to be bound by all of the provisions of the Credit Agreement that are applicable to Lenders including, without limitation, the appointment of the Agent on the terms and conditions set forth in Article 14 of the Credit Agreement all as the same may be amended, restated or revised from time to time.

          The undersigned executes and delivers this instrument on the basis that, subject to the terms and conditions of the Credit Agreement, it severally agrees to make Accommodation available to the Borrower under Credit A, provided that the amount of such Accommodation does not exceed $ - .

          The undersigned, the Agent and the Borrower acknowledge and agree that, on execution of this instrument, the existing commitments in respect of Credit A shall be adjusted to reflect the foregoing Commitments in the following manner:

[Name of Lender]           Commitment reduced/increased by           [$]
                           TOTAL [Lender] Commitment    [$]

          Such Commitments may be adjusted from time to time pursuant to and in accordance with the terms of the Credit Agreement.

          This instrument shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          This instrument shall be binding on the undersigned and its permitted successors and assigns.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this - day of - , 2000.

Address:
                                        ----------------------------------------

Telecopy No.:                           By:
                                           -------------------------------------

Commitment:                             Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


          The foregoing Lender's Acknowledgement is acknowledged and agreed to this - day of - , 2000.


                                        ROBIN HOOD MULTIFOODS INC.

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, AS AGENT

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                   SCHEDULE B

                            NOTE FOR PRIME RATE LOANS


                                                               November 17, 2000


          For value received, the undersigned hereby acknowledges itself indebted to -, a Lender (as defined in the credit agreement, dated as of November 17, 2000 among the undersigned, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (such credit agreement amended, restated or revised from time to time is referred to as the "Credit Agreement")), and unconditionally promises to pay on demand to or to the order of -, at the place, on the dates and in the manner provided for in the Credit Agreement, the unpaid principal balance of all Prime Rate Loans made by - to the undersigned under the Credit, as recorded on the grid attached to this Note.

          The principal amount (including any overdue interest) outstanding hereunder from time to time shall bear interest at the rate payable for Prime Rate Loans in accordance with the Credit Agreement as well after as before maturity, default and judgment until paid.

          The indebtedness evidenced hereby may forthwith become due and payable without notice on the occurrence of any one or more of the Events of Default defined in the Credit Agreement.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement and all amendments thereto, and all initially capitalized terms used herein and not otherwise defined have the meanings given to them by the Credit Agreement.

                                        ROBIN HOOD MULTIFOODS INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


====================================================================================================================

                        ADVANCES AND PAYMENT OF PRINCIPAL

----------------- -------------------- -------------------- ------------------- ------------------ -----------------
                                       AMOUNT OF                                UNPAID
                  AMOUNT OF            PRINCIPAL                                PRINCIPAL          NOTATION
DATE              ADVANCE              PREPAID                 INTEREST PAID    BALANCE            MADE BY
----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

================= ==================== ==================== =================== ================== =================

                                   SCHEDULE C

                          NOTE FOR U.S. BASE RATE LOANS


                                                               November 17, 2000


          For value received, the undersigned hereby acknowledges itself indebted to - , a Lender (as defined in the credit agreement, dated as of November 17, 2000 among the undersigned, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (such credit agreement amended, restated or revised from time to time is referred to as the "Credit Agreement")), and unconditionally promises to pay on demand to or to the order of - , at the place, on the dates and in the manner provided for in the Credit Agreement, the unpaid principal balance of all U.S. Base Rate Loans made by - to the undersigned under the Credit, as recorded on the grid attached to this Note.

          The principal amount (including any overdue interest) outstanding hereunder from time to time shall bear interest at the rate payable for U.S. Base Rate Loans in accordance with the Credit Agreement as well after as before maturity, default and judgment until paid.

          The indebtedness evidenced hereby may forthwith become due and payable without notice on the occurrence of any one or more of the Events of Default defined in the Credit Agreement.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement and all amendments thereto, and all initially capitalized terms used herein and not otherwise defined have the meanings given to them by the Credit Agreement.

                                        ROBIN HOOD MULTIFOODS INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


====================================================================================================================

                                            ADVANCES AND PAYMENT OF PRINCIPAL

----------------- -------------------- -------------------- ------------------- ------------------ -----------------
                                       AMOUNT OF                                UNPAID
                  AMOUNT OF            PRINCIPAL                                PRINCIPAL          NOTATION
DATE              ADVANCE              PREPAID                 INTEREST PAID    BALANCE            MADE BY
----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

================= ==================== ==================== =================== ================== =================

                                   SCHEDULE D

                              NOTE FOR LIBOR LOANS


                                                               November 17, 2000


          For value received, the undersigned hereby acknowledges itself indebted to - , a Lender (as defined in the credit agreement, dated as of November 17, 2000 among the undersigned, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders, and Canadian Imperial Bank of Commerce, as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (such credit agreement amended, restated or revised from time to time is referred to as the "Credit Agreement")), and unconditionally promises to pay on demand to or to the order of - , at the place, on the dates and in the manner provided for in the Credit Agreement, the unpaid principal balance of all LIBOR Loans made by - to the undersigned under the Credit, as recorded on the grid attached to this Note.

          The principal amount (including any overdue interest) outstanding hereunder from time to time shall bear interest at the rate payable for LIBOR Loans in accordance with the Credit Agreement as well after as before maturity, default and judgment until paid.

          The indebtedness evidenced hereby may forthwith become due and payable without notice on the occurrence of any one or more of the Events of Default defined in the Credit Agreement.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement and all amendments thereto, and all initially capitalized terms used herein and not otherwise defined have the meanings given to them by the Credit Agreement.

                                        ROBIN HOOD MULTIFOODS INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


====================================================================================================================

                                            ADVANCES AND PAYMENT OF PRINCIPAL

----------------- -------------------- -------------------- ------------------- ------------------ -----------------
                                       AMOUNT OF                                UNPAID
                  AMOUNT OF            PRINCIPAL                                PRINCIPAL          NOTATION
DATE              ADVANCE              PREPAID                 INTEREST PAID    BALANCE            MADE BY
----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

----------------- -------------------- -------------------- ------------------- ------------------ -----------------

================= ==================== ==================== =================== ================== =================

                                   SCHEDULE E

                               NOTICE OF BORROWING


TO:       CANADIAN IMPERIAL BANK OF COMMERCE, AS AGENT

1. This Notice of Borrowing is delivered to you pursuant to Section 2.5 of the credit agreement, dated as of November 17, 2000, among the undersigned, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders, and Canadian Imperial Bank of Commerce as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (such credit agreement as amended, restated or revised from time to time is referred to as the "Credit Agreement"). All references to section numbers herein are in respect of the Credit Agreement and all capitalized terms set forth in this Notice of Borrowing shall have the respective meanings specified in the Credit Agreement.

2.        The undersigned certifies that as at the date hereof:

      (a) the representations and warranties of the undersigned contained in
          Article 10 of the Credit Agreement are true and correct in all material respects as if given on the date hereof;

      (b) all conditions precedent under the Credit Agreement for the granting of the Accommodation requested herein have been satisfied;

      (c) no Event of Default or Default has occurred and is continuing; and

      (d) no Unmatured Event of Default as defined in the Multifoods Credit Agreement has occurred and is continuing.

3. The undersigned hereby gives you notice that on -, the undersigned wishes to obtain the following Accommodation under:

          Credit A:

                  Prime Rate Loan:          $-

                  Bankers' Acceptance:
                         Principal Amount   $-
                         Term   - days

          Swing Line Credit:

                  Prime Rate Loan:          $-

                  U.S. Base Rate Loans      $-

                  LIBOR Loan                $-
                         Term - days

                  Bankers' Acceptance:
                         Principal Amount   $-
                         Term - days



                  DATED at -, this - day of - , 2000.


                                        ROBIN HOOD MULTIFOODS INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE F

                            NOTICE OF ROLLOVER/SWITCH


TO:       CANADIAN IMPERIAL BANK OF COMMERCE, AS AGENT


1.        This Notice of Rollover/Switch is delivered to you pursuant to
Section 2.6 of the credit agreement, dated as of November 17, 2000, among the undersigned, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's acknowledgement as lenders, and Canadian Imperial Bank of Commerce as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (such credit agreement as amended, restated or revised from time to time is referred to as the "Credit Agreement"). All references to section numbers herein are in respect of the Credit Agreement and all capitalized terms set forth in this Notice of Rollover/Switch shall have the respective meanings specified in the Credit Agreement.

2. The undersigned certifes that as at the date hereof no Event of Default or Default has occurred and is continuing.

3. The undersigned hereby gives you notice that on -, the undersigned wishes to undertake a Rollover/Switch of the following Accommodation outstanding under the Credit:

          [Describe outstanding Accommodation and specify the Credit]

into the following Accommodation:

          If under Credit A:
                   Prime Rate Loan                  -       $-

                   Bankers' Acceptance:
                           Principal Amount         -       $-
                           Term                     -       - days;


         If under the Swing Line Credit:

                   Prime Rate Loan                  -       $-

                   U.S. Base Rate Loan              -       $-

                   LIBOR Loan                       -       $-

                   Bankers' Acceptance:
                            Principal Amount        -       $-

                            Term                    -       - days;


                   Dated at - this - day of -, 2000.


                                        ROBIN HOOD MULTIFOODS INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE G

                                  PRICING GRID
                                (IN BASIS POINTS)


--------------------------------------- ------------------------ ---------------------------- ------------------------
                                        LEVELS I, II, III &
          GRID RATING LEVEL                     IV                          LEVEL V                   LEVEL VI
--------------------------------------- ------------------------ ---------------------------- ------------------------
Facility Fee                                     15.00                      17.50                      25.00
--------------------------------------- ------------------------ ---------------------------- ------------------------
Stamping Fee                                     60.00                      70.00                     112.50
--------------------------------------- ------------------------ ---------------------------- ------------------------
Prime Rate Loans                                   0                          0                        12.50
--------------------------------------- ------------------------ ---------------------------- ------------------------
U.S. Base Rate Loans                               0                          0                        12.50
--------------------------------------- ------------------------ ---------------------------- ------------------------
LIBOR Loans                                      60.00                      70.00                     112.50
--------------------------------------- ------------------------ ---------------------------- ------------------------
Letters of Credit/Guarantee                      60.00                      70.00                     112.50
--------------------------------------- ------------------------ ---------------------------- ------------------------

From the Term Date the above amounts applicable to Levels I, II, III and IV shall be increased by 15 basis points, the above amounts applicable to Level V shall be increased by 20 basis points, and the above amounts applicable to Level VI shall be increased by 25 basis points.

                                   SCHEDULE H

                                    GUARANTEE


          WHEREAS Robin Hood Multifoods Inc. (the "Debtor") has entered into an Amended and Restated Credit Agreement dated as of November 17, 2000, among the Debtor, the financial institutions named as Lenders on the execution pages thereof or which have executed a Lender's Acknowledgement as lenders including Canadian Imperial Bank of Commerce as the Swing Line Lender (the "Swing Line Lender") (each a "Lender" and collectively the "Lenders") and Canadian Imperial Bank of Commerce, as Agent for the Lenders in the manner and to the extent described in Article 14 thereof (the "Agent"), such credit agreement as amended, restated or revised from time to time is referred to as the "Credit Agreement";

          AND WHEREAS it is a condition precedent to the granting of Accommodation under the Credit Agreement that the undersigned (the "Guarantor") guarantee to the Agent, on behalf of the Lenders, the indebtedness and liability of the Debtor to the Lenders under the Credit Agreement;

          NOW THEREFORE for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

          1. All capitalized terms in this Guarantee that are defined in the Credit Agreement unless otherwise defined in this Guarantee have the meaning attributed to them in the Credit Agreement.

          2. The Guarantor hereby unconditionally guarantees payment to the Agent, on behalf of the Lenders including the Swing Line Lender, forthwith after demand therefor by the Agent following any Event of Default, the indebtedness and liability which the Debtor has incurred or is under or may incur or be under to the Lenders including the Swing Line Lender pursuant to, in respect of or in any manner related to the Credit Agreement, plus interest thereon at the rate or rates provided in the Credit Agreement from the date of demand for payment hereunder.

          3. The Agent and the Lenders may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and other parties and securities as the Agent or the Lenders may see fit, and may apply all moneys received from the Debtor or others, or from securities, upon such part of the Debtor's liability to the Lenders under the Credit Agreement as the Agent or the Lenders may think best, without prejudice to or in any way limiting or lessening the obligation of the Guarantor under this Guarantee.

          4. Neither the Agent nor the Lenders are bound to exhaust their recourse against the Debtor or other parties or the securities they may hold before being entitled to payment from the Guarantor under this Guarantee; and the benefit of any statute affecting the liability of the Guarantor hereunder or enforcement thereof is hereby waived to the extent permitted by law.

          5. Any loss of or in respect of any securities received by the Agent or the Lenders from the Debtor or any other person, whether occasioned through the fault of the Agent or the Lenders or otherwise, shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this Guarantee.

          6. This shall be a continuing Guarantee and shall cover all present and future liabilities of the Debtor to the Lenders incurred pursuant to the Credit Agreement, and shall be binding as a continuing security on the Guarantor.

          7. Any change or changes in the name of the Debtor shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this Guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of the Debtor.

          8. All moneys, advances, renewals and credits in fact borrowed or obtained from the Lenders pursuant to the Credit Agreement shall be deemed to form part of the liabilities hereby guaranteed notwithstanding any incapacity, disability or lack or limitation of status or of power of the Debtor or of the directors, officers or agents thereof or that the Debtor may not be a legal entity, or any irregularity, defect or informality in the Debtor or obtaining of such moneys, advances, renewals or credits.

          9. The Guarantor shall assume the responsibility for being and keeping itself informed of the financial condition of the Debtor and of all other circumstances bearing upon the risk of non-payment of the liability under this Guarantee.

          10. In the event that the Agent or the Lenders receive from the Guarantor a payment or payments in full or on account of the Guarantor's liability hereunder, the Guarantor shall not be entitled to recover repayment against the Debtor until all claims of the Lenders against the Debtor have been paid in full; and in the case of liquidation, winding up or bankruptcy of the Debtor (whether voluntary or compulsory) or in the event that the Debtor shall make a bulk sale of any of the Debtor's assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme or arrangement, the Lenders shall have the right to rank for their full claim and receive all dividends or other payments in respect thereof until such claim has been paid in full and the Guarantor shall continue to be liable for any balance which may be owing to the Lenders. If the Lenders value and/or retain any securities, such valuation and/or retention shall not, as between the Lenders and the Guarantor, be considered as a purchase of such securities, or as payment or satisfaction or reduction of the Debtor's liabilities to the Lenders, or any part thereof.

          11. The Guarantor shall make payment to the Agent of the amount of the liability of the Guarantor forthwith after demand therefor is made in writing by the Agent following and during the continuance of an Event of Default and such demand shall be conclusively deemed to have been effectually made by delivering or mailing by prepaid registered mail an envelope containing that addressed to the Guarantor in accordance with the terms of the Credit Agreement. The liability of the Guarantor shall bear interest from the date of receipt of such demand at the rate or rates then applicable to the liabilities of the Debtor to the Lenders under the Credit Agreement.

          12. The Guarantor shall pay all reasonable legal fees and all other costs and expenses which may be incurred by the Agent or the Lenders in the enforcement of this Guarantee.

          13. Nothing herein contained or in any security now held or hereafter acquired by the Agent or the Lenders, nor any act or omission of the Agent or the Lenders with respect to any such security, shall in any way prejudice or affect the rights, remedies or powers of the Agent or the Lenders with respect to any other security at any time held by the Agent or the Lenders.

          14. The Agent and the Lenders may, at their election, exercise any right or remedy they respectively might have against the Debtor or any security held by the Agent or the Lenders, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the indebtedness has been paid. The Guarantor waives any defence arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Debtor or any such security, whether resulting from such election by the Agent or the Lenders or otherwise, to the extent permitted by law.

          15. Until all indebtedness of the Debtor to the Lenders has been paid in full, the Guarantor shall have no right to subrogation and waives any right to enforce any remedy which the Agent or the Lenders now have or may hereafter have against the Debtor, and waives any benefit of any right to participate in the security now or hereafter held by the Agent or the Lenders. The Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation or incurring of new or additional indebtedness.

          16. The Guarantor shall make each payment in the currency in which the Debtor is obliged to make payment to the Lenders (the "Original Currency"). If the Guarantor makes payment in a currency other than the Original Currency (the "Other Currency"), such payment shall constitute a discharge of the liability of the Guarantor hereunder only to the extent of the amount of the Original Currency which the Lender is able to purchase at Toronto, Ontario with the Other Currency on the date of receipt in accordance with its normal practice. If the amount of the Original Currency which the Lender is able to purchase is less than the amount of such currency originally due to it, the Guarantor shall indemnify and save the Lender harmless from and against any loss as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guarantee and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder.

          17. This instrument is in addition and without prejudice to any securities of any kind now or hereafter held by the Agent or the Lenders.

          18. The Guarantor represents and warrants to the Agent, on behalf of the Lenders, as follows:

          (a) ORGANIZATION AND EXISTENCE: The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. In all respects material to the Guarantor and its Subsidiaries, taken as a whole, the Guarantor has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Guarantor is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned or leased or the nature of the activities conducted by the Guarantor makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the business, assets, condition or prospects, financial or otherwise, of the Guarantor and its Subsidiaries, taken as a whole.

          (b)     POWER AND AUTHORITY:

          (i) The Guarantor has all power and authority necessary to execute, deliver and carry out the terms and provisions of the Guarantee. All action on the part of the Guarantor which is required for the execution, delivery and performance of the Guarantee has been duly and effectively taken.

          (ii) The Guarantee constitutes a valid and binding obligation of the Guarantor enforceable in accordance with its terms, in each case as enforceability may be subject to bankruptcy, reorganization, insolvency, moratorium or other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and as enforceability may be subject to limitations imposed by law upon the availability of specific enforcement, injunctive relief or other equitable remedies. The execution, delivery and performance of the Guarantee will not violate the terms and conditions or any other material agreement, instrument, mortgage or similar document to which the Guarantor is a party.

          (c) FINANCIAL POSITION: The Guarantor has delivered to the Lenders the consolidated balance sheet of the Guarantor and its Subsidiaries as of February 29, 2000, accompanied by related consolidated statements of operations, cash flows and shareholders' equity, for the fiscal year ended on such date and the related report of the Guarantor's auditors. Such financial statements, with the notes thereto, present fairly the consolidated financial position of the Guarantor and its Subsidiaries and the results of their operations and cash flows as of the date and for the period indicated, and were prepared in accordance with U.S. GAAP. Since February 29, 2000 to the date of this Guarantee, there has not occurred any material adverse change in or a material adverse effect upon the business, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole (a "Material Adverse Effect"), (except as described in the Form10-K filed by the Guarantor with the Securities and Exchange Commission (the "SEC") for the fiscal year ending on such date or in any Form 10-Q or 8-K filed by the Guarantor with the SEC after such date and prior to the date of this Guarantee).

          (d) LITIGATION: Except as disclosed in the notes to the Guarantor's financial statements referred to in Subsection 18(c) hereof, or as described in the Form 10-K filed by the Guarantor with the SEC for the fiscal year ended February 29, 2000 or in any 10-Q or 8-K filed by the Guarantor with the SEC since February 29, 2000 to the date of this Guarantee, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues which would reasonably be expected to have a Material Adverse Effect.

          (e) NO VIOLATION OF LAW OR INSTRUMENT: The execution, delivery and performance of the Guarantee does not require any action or consent of, or any registration with, any governmental authority, or of any other party under any material contract or agreement to which the Guarantor or any of its Subsidiaries is a party, or under any order or decree to which the Guarantor or any of its Subsidiaries is a party or to which any of their properties or assets are subject, or conflict with, or entitle any party, with the giving of notice or lapse of time or otherwise, to terminate or declare a default under, any such contract, agreement, order or decree.

          19. So long as this Guarantee is in force and except as otherwise permitted by the prior written consent of the Required Lenders, the Guarantor covenants and agrees with the Agent on behalf of the Lenders that:

         (a) the ratio of Guarantor's Total Indebtedness to Guarantor's Total Capitalization at any time will not be greater than .60 to 1.0; and

         (b) as of the last day of any fiscal quarter of the Guarantor, the Guarantor's Fixed Charge Coverage for the period of four consecutive fiscal quarters ending on such last day will not be less than 1.5.

          20. There are no representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor's liability hereunder other than as contained herein.

          21. All amounts payable by the Guarantor hereunder shall be made without setoff or counterclaim and without deduction for or on account of any present or future taxes of any nature, unless the Guarantor is prohibited by law from doing so, in which case the Guarantor shall pay to the Agent on behalf of the Lenders such additional amount as is necessary to ensure that the Lenders receive the full amount they would have received if no deduction or withholding had been made.

          22. This Guarantee shall be construed in accordance with the laws of the Province of Ontario, Canada and the Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this Guarantee may be instituted in the courts of such jurisdiction and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of such courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit the Agent's or the Lenders' rights to bring proceedings against the Guarantor elsewhere.

          23. This Guarantee shall extend and enure to the benefit of the successors and assigns of the Agent and the Lenders and shall be binding upon the Guarantor and its successors and assigns.

          EXECUTED at Minneapolis, Minnesota this 17th day of November, 2000.

                                        INTERNATIONAL MULTIFOODS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE I

                   FORM OF GUARANTOR'S COMPLIANCE CERTIFICATE


TO: Canadian Imperial Bank of Commerce, as Agent, and the Lenders which are party to the Credit Agreement referred to below



          Reference is made to the Credit Agreement dated as of November 17, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among Robin Hood Multifoods Inc., various financial institutions and Canadian Imperial Bank of Commerce, as Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. REPORTS. Pursuant to Section 11.1(i) of the Credit Agreement, enclosed herewith [are copies of (i) the Annual Report of the Guarantor containing the consolidated balance sheet of the Guarantor and its Subsidiaries as at the close of the fiscal year of the Guarantor ended and consolidated statements of operations, cash flows and shareholders ___________________________ equity of the Guarantor and its Subsidiaries for such year, certified by the Guarantor's independent public accountants, and (ii) the Guarantor's most recent Form 10-K filed with the SEC.] [is a copy of the Guarantor's most recent [FORM 10-Q] [8-K] filed with the SEC.]

II. FINANCIAL TESTS. The Guarantor hereby certifies and warrants to you that the following is a true and correct computation as _______________ at of the following ratios and/or financial restrictions contained in the Guarantee.

          A. Subsection 19(a) Guarantor's Total Indebtedness to Guarantor's Total Capitalization

          Long-term Debt (net of current portion)        $
          Current portion of long-term debt              $
          Notes payable                                  $


          Guarantor's Total Indebtedness

          Guarantor's Common Stockholders'
              Equity                                     $
          Preferred stock                                $
          Other(1)                                       $
                                                         ------

--------------------------
(1) "Other" equals the lesser of (i) the outstanding amount of any guaranty of an obligation given by the Guarantor or any Subsidiary of the Guarantor to a lender to a trust holding assets of any employee benefit plan of the Guarantor or any Subsidiary of the Guarantor for the purpose of allowing such trust to borrow monies, which amount has been reflected on the consolidated balance sheet of the Guarantor as a reduction of common stockholders' equity, or (ii) two-thirds of the value of any stock owned by such trust securing such obligation of the trust.

          Guarantor's Net Worth                          $

          Plus:    Non-recurring write-offs of           $
                   goodwill and other intangibles since  ______
                   August 26, 2000

          Guarantor's Total Capitalization               $

          Guarantor's Total Indebtedness to               ______%
            Guarantor's Total Capitalization


          Maximum permitted ratio                         60.0%

          B.  SUBSECTION 19(b) MAINTENANCE OF GUARANTOR'S FIXED CHARGE COVERAGE



                             (FQE)       (FQE)      (FQE)      (FQE)    TOTAL



1.  Consolidated net         $           $          $          $        $
interest expense (reduced     ____        ____       ____       ____     ____
by capitalized interest
and interest income)


2.  Minimum rentals for      $           $          $           $       $
operating leases of the       ____        ____       ____       ____     ____
Guarantor and its
consolidated Subsidiaries


3.  Guarantor's Earnings     $           $          $           $       $
from Before Income Tax        ____        ____       ____       ____     ____
(exclusive of unusual or
non-recurring non-cash
items)


4.  Item 1 plus Item                                                    $
2 plus Item 3                                                            ____


5.  Item 1 plus Item 2                                                  $
                                                                         ____

6.  Ratio of Item 4                                                      ____ to
to Item 5                                                                1.00


7.  Required Fixed                                                       1.50 to
Charge Coverage                                                          1.00






III. DEFAULTS. The Guarantor hereby further certifies and warrants to you that no Event of Default (as defined in the Multifoods Credit Agreement) or Unmatured Event of Default (as defined in the Multifoods Credit Agreement) has occurred and is continuing.

          IN WITNESS WHEREOF, the Guarantor has caused this Certificate to be executed and delivered by its duly authorized officer this _______ day of ____________, 20__.

                      INTERNATIONAL MULTIFOODS CORPORATION

                      By:
                         -------------------------------------------------------
                      Title:

                                   SCHEDULE J

                    LEGAL OPINION IN RESPECT OF THE BORROWER

                                                               November 17, 2000


Canadian Imperial Bank of Commerce,
As Agent for the Lenders under the Credit
Agreement referred to below
161 Bay Street,
BCE Place, 8th Floor
Toronto, Ontario, M5J 2S8


Ladies and Gentlemen:

    RE:   AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
          NOVEMBER 17, 2000 AMONG ROBIN HOOD MULTIFOODS INC.,
          CANADIAN IMPERIAL BANK OF COMMERCE, AS AGENT,
          AND THE PARTIES NAMED FROM TIME TO TIME AS
          LENDERS THERETO (THE "CREDIT AGREEMENT")

          We have acted as counsel in Ontario to Robin Hood Multifoods Inc. (the "Borrower") in connection with the execution and delivery by the Borrower of the Credit Agreement and as special counsel in Ontario to International Multifoods Corporation (the "Guarantor") in connection with the execution and delivery of the guarantee dated November 17, 2000, made by the Guarantor in favour of the Agent on behalf of the Lenders under the Credit Agreement (the "Guarantee").

          For the purposes of the opinions hereinafter expressed, we have examined and relied on certified copies of resolutions of the board of directors of the Borrower and such other corporate records of the Borrower and such other material as we have deemed necessary as a basis for the opinions expressed herein, including, without limitation, a certificate of compliance dated November 17, 2000 and issued by Consumer and Corporate Affairs Canada with respect to the Borrower. We have also examined originally executed copies of the Credit Agreement and the Guarantee and we have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

          As to various questions of fact material to this opinion, we have relied solely upon the certificate, a copy of which is attached hereto, of an officer of the Borrower.

          Our opinion relates solely to the laws of Ontario and the federal laws of Canada applicable therein and we have made no investigation of the laws of any other jurisdiction.

          Based upon and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, we are of the opinion that:

      (1) The Borrower is incorporated and validly subsisting under the laws of Ontario and has full corporate capacity and authority to execute, deliver and perform its obligations under the Credit Agreement.

      (2) The Borrower has taken all necessary corporate action and proceedings to duly authorize the execution, delivery and performance of the Credit Agreement.

      (3) The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

      (4) The Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

      (5) No consent, license, approval, authorization or exemption of any governmental body or regulatory authority or any filing is required for or in connection with the execution and delivery by the Borrower of the Credit Agreement.

          This opinion is subject to the following assumptions and qualifications:

      (1) we have assumed the genuineness of all signatures (whether on originals or copies of documents), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or telecopied copies thereof and the authenticity of the originals of such documents;

      (2) we have assumed that the Credit Agreement is a legal, valid and binding obligation of, and is enforceable in accordance with its terms against, each of the parties thereto, other than the Borrower;

      (3) we have assumed that the Guarantor is a subsisting corporation under the laws of its jurisdiction of incorporation, that the Guarantor has all requisite power, authority and capacity to execute and deliver the Guarantee and perform its obligations thereunder, that the Guarantor has taken all necessary corporate action to authorize the execution and delivery of the Guarantee and the performance of its obligations thereunder and has duly executed and delivered the Guarantee;

      (4) the enforceability of the Credit Agreement and the Guarantee and the rights and remedies set out therein or any judgement arising out of or in connection therewith may be limited by any applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors' rights generally;

      (5) the enforceability of the Credit Agreement and the Guarantee and the rights and remedies set out therein may be limited by general principles of equity and the obligation to act in a reasonable manner, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as those of specific performance and injunction;

      (6) a court may not treat as conclusive those certificates and determinations which the Credit Agreement states are to be so treated;

      (7) the ability to recover or claim for certain costs or expenses may be subject to judicial discretion;

      (8) no opinion is given as to the enforceability of Section 15.13 of the Credit Agreement;

      (9) the effectiveness of provisions which purport to relieve a person from a liability or duty otherwise owed, may be limited by law, and provisions requiring indemnification or reimbursement may not be enforced by a court, to the extent that they relate to the failure of such person to have performed such duty or liability; and

     (10) no opinion is expressed as to the enforceability of any provisions in the Credit Agreement which suggest that modifications, amendments or waivers of or with respect to the Credit Agreement that are not in writing will not be effective.

                                    * * * * *

          This opinion is rendered solely for the benefit of Canadian Imperial Bank of Commerce as Agent for the Lenders under the Credit Agreement, and for the benefit of the Lenders and their permitted successors and assigns, in connection with the Credit Agreement and the Guarantee and may not be relied upon by any other person or used for the benefit of any other purpose without our prior written consent.

                                        Yours very truly,

                                   SCHEDULE K

                    LEGAL OPINION IN RESPECT OF THE GUARANTEE

                                                                          [Date]


Canadian Imperial Bank of Commerce,
As Agent for the Lenders under the Credit
Agreement referred to below
161 Bay Street
BCE Place, 8th Floor
Toronto, Ontario, M5J 2S8


Ladies and Gentlemen:

     RE:  AMENDED AND RESTATED CREDIT AGREEMENT AMONG ROBIN HOOD
          MULTIFOODS INC., CANADIAN IMPERIAL BANK OF COMMERCE,
          AS AGENT, AND THE PARTIES NAMED AS LENDERS THERETO

          I am Vice President, General Counsel and Secretary of International Multifoods Corporation, a Delaware corporation, United States of America (the "Guarantor") and have acted for the Guarantor in connection with the Guarantor's execution of that certain Guarantee dated as of November 17, 2000 (the "Guarantee") in favour of Canadian Imperial Bank of Commerce (the "Bank") as Agent for the Lenders under the Credit Agreement dated as of November 17, 2000 among Robin Hood Multifoods Inc. ("Robin Hood"), Canadian Imperial Bank of Commerce as Agent for the Lenders and the Lenders named as Lenders on the execution pages thereof or which may execute a Lender's Acknowledgement (the "Credit Agreement") under which the Guarantor has guaranteed the payment obligations of Robin Hood, a corporation continued under the laws of Ontario, as and to the extent provided in the Guarantee.

          I have examined the Guarantee, such documents and records of the Guarantor and such other matters of fact and law that I deem necessary or appropriate to render this opinion. In such examination, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to the originals of all documents submitted to me as copies. In rendering this opinion, I do not express any opinion concerning any matter respecting or affected by any laws other than the laws now in effect of the State of Minnesota, the federal laws of the United States of America and the provisions now in effect of the Delaware General Corporation Law.

          Based upon the foregoing and subject to the qualifications set out at the end of this opinion, it is my opinion that:

      (1) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Guarantee and perform its obligations thereunder.

      (2) The execution and delivery of the Guarantee by the Guarantor and the performance by the Guarantor of its obligations thereunder have been duly authorized by all necessary action and proceedings on the part of the Guarantor.

      (3) The Guarantee has been duly executed and delivered by the Guarantor.

      (4) Neither the execution of the Guarantee by the Guarantor nor the performance of the Guarantee contravenes any provision of the Guarantor's Restated Certificate of Incorporation, as amended, or Bylaws or any contractual agreement known to me which is binding on or applicable to the performance of the Guarantor's obligations under the Guarantee.

      (5) In the event that the Guarantee were sought to be enforced against the Guarantor in the State of Minnesota, the courts of competent jurisdiction in Minnesota, subject to public policy, would give effect to the choice of Ontario as the law governing the Guarantee. I am not aware of any reason as to why the recognition and application of Ontario law would be contrary to public policy in Minnesota.

          Minnesota Statutes, Section 290.371, Subdivision 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report may be precluded or delayed. Insofar as my opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, I have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          This opinion is rendered solely for the benefit of the Bank as Agent for the Lenders under the Credit Agreement and for the benefit of the Lenders and their permitted successors and assignees in connection with the Guarantee and may not be relied upon by any other person or used for any other purpose without my prior written consent.

                                   Yours very truly,



                                   Vice President, General Counsel and Secretary